Filed Pursuant to Rule 424(b)(5)
Registration No. 333-160579

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Guarantees by Rowan Companies Limited of debt securities issued by Rowan Companies, Inc. (1)	$900,000,000	$103,140

(1)	This registration statement relates to the offer by Rowan Companies Limited to fully and unconditionally guarantee certain outstanding debt securities of Rowan Companies, Inc. in return for the consent of the holders of the debt securities to amendments to the indenture under which the debt securities were issued.

(2)	The registration fee has been calculated in accordance with Rule 457(f) of the U.S. Securities Act of 1933, as amended. For purposes of this calculation, the maximum aggregate offering price, which is estimated solely for the purpose of calculating the registration fee, is the aggregate book value of the Rowan Companies, Inc. debt securities that would be amended and receive the guarantees registered hereby, which is $900,000,000.

Consent Solicitation/Prospectus Supplement

(To Prospectus dated March 16, 2012)

ROWAN COMPANIES LIMITED

ROWAN COMPANIES, INC.

CONSENT SOLICITATION AND OFFER TO GUARANTEE

for the following series of securities of Rowan Companies, Inc.

Issuer	Debt Security Description	CUSIP No.	Aggregate Principal Amount
Rowan Companies, Inc.	5% Senior Notes due 2017	779382AN0	$400,000,000
Rowan Companies, Inc.	7.875% Senior Notes due 2019	779382AK6	$500,000,000

The expiration time for the consent solicitation is 5:00 p.m., New York City time, on April 13, 2012, unless extended (such time and date, as it may be extended, the “Expiration Time”). Consents may be revoked at any time at or prior to the earlier of (a) the Expiration Time, and (b) the time at which the Required Consents (as defined herein) have been received (the “Revocation Time”). Any notice of revocation received after the Revocation Time will not be effective.

Pursuant to the Agreement and Plan of Merger and Reorganization, dated as of February 27, 2012 (as amended, the “merger agreement”), between Rowan Companies, Inc., a Delaware corporation (“Rowan Delaware”), and Rowan Mergeco, LLC, a newly formed Delaware limited liability company and wholly owned subsidiary of Rowan Delaware (“Rowan Mergeco”), subject to satisfaction of the conditions stated therein, Rowan Mergeco will merge (the “merger”) with and into Rowan Delaware, with Rowan Delaware surviving the merger as an indirect, wholly owned subsidiary of Rowan Companies Limited, a newly formed private limited company incorporated under English law and a wholly owned subsidiary of Rowan Delaware until immediately before the effective time of the merger, at which time it will re-register as a public limited company named “Rowan Companies plc” or a similar name (such entity, prior to, at the time of and following such re-registration, “Rowan UK”). As a result of the merger, if approved, Rowan UK will become the parent company of the Rowan group of companies, including Rowan Delaware, and will be subject to the U.S. Securities and Exchange Commission reporting requirements, the mandates of the Sarbanes-Oxley Act and the applicable corporate governance rules of the NYSE. Rowan UK will also report its consolidated financial results in U.S. dollars and in accordance with U.S. generally accepted accounting principles and comply with any additional reporting requirements of English law. If approved, the closing of the merger is expected to occur as soon as practicable after satisfaction or waiver of all closing conditions following the stockholders meeting scheduled for April 16, 2012.

Rowan UK and Rowan Delaware are soliciting the consents of the holders of the above-referenced securities of Rowan Delaware (both such series, collectively, the “Securities”) to certain proposed amendments to the Indenture (as defined below) (the “consent solicitation”) in consideration for Rowan UK’s issuance of an unconditional and irrevocable guarantee (the “Rowan UK Guarantee”) of the prompt payment, when due, of any amount owed to the holders of the Securities, which were issued under the indenture, dated July 21, 2009, as amended and supplemented by the first supplemental indenture thereto, dated July 21, 2009, and the second supplemental indenture thereto, dated August 30, 2010 (as amended and supplemented, the “Indenture”), by and between Rowan Delaware and U.S. Bank National Association, a nationally chartered banking association, as trustee (“Trustee”), upon the terms and subject to the conditions set forth in this Consent Solicitation/Prospectus Supplement (this “Consent Solicitation/Prospectus Supplement”). The Rowan UK Guarantee will be an unsecured unsubordinated obligation of Rowan UK and will rank pari passu with Rowan UK’s other general unsecured obligations.

In order for the proposed amendments to be adopted, consents must be received from holders of Securities of a majority in aggregate principal amount of each series of Securities, with the holders of each such series of the Securities voting as a separate class (the “Required Consents”). Promptly upon receipt of the Required Consents and the closing of the merger, Rowan UK, Rowan Delaware and the Trustee will enter into a supplemental indenture that will set forth and give effect to the amendments to the Indenture. The proposed amendments will become effective upon execution and delivery of the supplemental indenture.

If the Required Consents are obtained, the merger closes and Rowan UK, Rowan Delaware and the Trustee enter into a supplemental indenture, then all holders of the Securities will be bound by the amended Indenture and all holders of the Securities will receive the Rowan UK Guarantee pursuant to the terms of the supplemental indenture, even if certain holders of the Securities have not consented to the proposed amendments. If the Required Consents are not obtained, then there will be no amendments made to the Indenture and there will be no Rowan UK Guarantee in respect of the Securities.

Providing your consent involves risks. For a discussion of factors you should consider before you decide whether to consent, see “Forward-Looking Statements” beginning on page S-ii and “Risk Factors” beginning on page S-5 of this Consent Solicitation/Prospectus Supplement and “Risk Factors” beginning on page 4 of the accompanying prospectus.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any other securities regulator has approved or disapproved of these securities, or determined if this Consent Solicitation/Prospectus Supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Information and Tabulation Agent for this consent solicitation is

Bondholder Communications Group

March 16, 2012

Consent Solicitation/Prospectus Supplement

You should rely only on the information contained or incorporated by reference in this Consent Solicitation/Prospectus Supplement and the accompanying prospectus. No person is authorized to provide any information or to make any representations other than those contained or incorporated by reference in this Consent Solicitation/Prospectus Supplement or the accompanying Base Prospectus (as defined herein). If anyone provides you with different or inconsistent information, you should not rely on it. This Consent Solicitation/Prospectus Supplement and the accompanying Base Prospectus are not an offer to sell or solicitation of an offer to buy any securities in any jurisdiction where such offer is unlawful. None of the delivery of this Consent Solicitation/Prospectus Supplement or the accompanying Base Prospectus or the issuance of the Rowan UK Guarantee will, under any circumstances, create any implication that there has been no change in our affairs since the date of this Consent Solicitation/Prospectus Supplement or the accompanying Base Prospectus or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. Our business, financial condition, results of operation and prospects may have changed since those dates.

References in this Consent Solicitation/Prospectus Supplement to “we,” “us” and “our” are to Rowan UK and Rowan Delaware, collectively, and their consolidated subsidiaries unless otherwise stated or the context so requires.

S-i

The terms of the Rowan UK Guarantee are set forth in this Consent Solicitation/Prospectus Supplement and in the Indenture as supplemented by the supplemental indenture, the form of which is included as Annex A to this Consent Solicitation/Prospectus Supplement. If information in this Consent Solicitation/Prospectus Supplement is inconsistent with that in the accompanying prospectus, dated March 16, 2012, included in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-160579) filed with the SEC by Rowan Delaware and Rowan UK on March 16, 2012 (the “Base Prospectus”), then the information set forth in, and incorporated by reference into, this Consent Solicitation/Prospectus Supplement shall supersede that which is set forth in the Base Prospectus.

FORWARD-LOOKING STATEMENTS

This Consent Solicitation/Prospectus Supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21(E) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are subject to a number of risks and uncertainties and are based on information as of the date hereof. Forward-looking statements include words such as “anticipate,” “believe,” “expect,” “plan,” “intend,” “estimate,” “project,” “could,” “should,” “may,” “might” or similar expressions. The forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions with respect thereto and with respect to future operations. Forward-looking statements also specifically include statements regarding expected financial performance; expected utilization, day rates, revenues, operating expenses, contract term, contract backlog, capital expenditures, insurance, financing and funding; the timing of availability, delivery, mobilization, contract commencement or relocation or other movement of rigs; future rig construction and costs (including construction in progress and completion thereof), enhancement, upgrade or repair and timing thereof; the suitability of rigs for future contracts; general market, business and industry conditions, trends and outlook; future operations; increased regulatory oversight; expected contributions from our rig fleet expansion program and our entry into the deepwater market; expense management; and the likely outcome of legal proceedings or insurance or other claims and the timing thereof.

Forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Among the factors that could cause actual results to differ materially are the following:

•	the failure of the merger agreement to be adopted by our stockholders;

•	the postponement or abandonment of the merger by Rowan Delaware’s Board of Directors at any time;

•

changes in foreign or domestic laws, including tax laws, that could effectively preclude us from completing the merger or reduce or eliminate the benefits we expect to achieve from our restructuring related to the merger (the “restructuring”);

•	any other inability to realize expected benefits from the merger or the occurrence of difficulties in connection with the merger;

•	any negative publicity resulting from the proposed merger having an adverse effect on our business;

•

an SEC stop order or other action or any other decree, order or injunction preventing Rowan UK’s Registration Statement on Form S-4, which was declared effective by the SEC on March 5, 2012 (the “Rowan UK Form S-4”), relating to the merger from becoming or remaining effective or preventing Rowan Delaware from holding the special meeting for the adoption of the merger agreement by its stockholders or completing the merger;

•	an inability to satisfy all of the conditions to closing set forth in the merger agreement;

•	costs related to the merger, which could be greater than expected;

•

the continued impact of the Macondo well incident on offshore drilling operations, including current and future actual or de facto drilling permit and operations delays, moratoria or suspensions, new and future regulatory, legislative or permitting requirements (including requirements related to certification and testing of blow-out preventers and other equipment or otherwise impacting operations), changes in laws, rules and regulations that have or may impose increased financial responsibility, additional oil spill abatement contingency plan capability requirements and other governmental actions that may result in claims by our customers of force majeure or otherwise adversely affect our existing drilling contracts;

•	other governmental regulatory, legislative and permitting requirements affecting drilling operations, including limitations on drilling locations, such as the Gulf of Mexico during hurricane season;

S-ii

•	changes in worldwide rig supply and demand, competition or technology, including as a result of delivery of newbuild drilling rigs;

•

future levels of drilling activity and expenditures, whether as a result of global capital markets and liquidity, prices of oil and natural gas or otherwise, which may cause us to idle or stack additional rigs;

•

downtime and other risks associated with offshore rig operations or rig relocations, including rig or equipment failure, damage and other unplanned repairs, the limited availability of transport vessels, hazards, self-imposed drilling limitations and other delays due to severe storms and hurricanes and the limited availability or high cost of insurance coverage for certain offshore perils, such as hurricanes in the Gulf of Mexico or associated removal of wreckage or debris;

•	possible cancellation or suspension of drilling contracts as a result of mechanical difficulties, performance or other reasons;

•

risks inherent to shipyard rig construction, repair or enhancement, unexpected delays in equipment delivery and engineering or design issues following shipyard delivery, or changes in the dates our rigs will enter a shipyard, be delivered, return to service or enter service;

•	actual contract commencement dates;

•	environmental or other liabilities, risks or losses, whether related to storm or hurricane damage, losses or liabilities (including wreckage or debris removal) or otherwise;

•	our ability to attract and retain skilled personnel on commercially reasonable terms, whether due to competition from other contract drillers, labor regulations or otherwise;

•

governmental action and political and economic uncertainties, including uncertainty or instability resulting from civil unrest, political demonstrations, mass strikes, or an escalation or additional outbreak of armed hostilities or other crises in oil or natural gas producing areas of the Middle East or other geographic areas, which may result in expropriation, nationalization, confiscation or deprivation of our assets or result in claims of a force majeure situation;

•	terrorism, piracy or military action impacting our operations, assets or financial performance;

•

the outcome of legal proceedings, or other claims or contract disputes, including any inability to collect receivables or resolve significant contractual or day rate disputes, any purported renegotiation, nullification, cancellation or breach of contracts with customers or other parties and any failure to negotiate or complete definitive contracts following announcements of receipt of letters of intent; and

•	potential long-lived asset or goodwill impairments.

Moreover, the U.S. Congress, the IRS, the U.K. Parliament or H.M. Revenue & Customs may attempt to enact new statutory or regulatory provisions that could adversely affect Rowan UK’s tax status as a non-U.S. corporation or otherwise adversely affect Rowan UK’s anticipated global tax position following the restructuring. Retroactive statutory or regulatory actions have occurred in the past, and there can be no assurance that any such provisions, if enacted or promulgated, would not have retroactive application to Rowan UK or the restructuring.

The factors identified above are believed to be important factors (but not necessarily all of the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by us. Other factors not discussed herein could also have material adverse effects on us. All forward-looking statements included in this Consent Solicitation/Prospectus Supplement are expressly qualified in their entirety by the foregoing cautionary statements. All forward-looking statements contained in this Consent Solicitation/Prospectus Supplement speak only as of the date of this document. We undertake no obligation to update or revise any such forward-looking statements in order to reflect events or circumstances after the date of this Consent Solicitation/Prospectus Supplement, or to reflect the occurrence of unanticipated events.

S-iii

IMPORTANT DATES

Holders of Securities should take note of the following important dates in connection with the consent solicitation:

Date	Calendar Date	Event

Expiration Time	5:00 p.m., New York City time, on April 13, 2012, unless extended by Rowan UK in its sole discretion.	The last day and time for holders of Securities to deliver consents.

Revocation Time	Earlier of (a) the Expiration Time and (b) the time at which the Required Consents have been received.	The deadline for holders of Securities to validly revoke consents. Consents delivered after the Revocation Time may not be withdrawn.

S-iv

QUESTIONS AND ANSWERS ABOUT THE CONSENT SOLICITATION

Q:	Why are we making the consent solicitation?

A:	We are soliciting consents to amend the Indenture in connection with the merger and to allow greater flexibility in our operations. The proposed amendments will, among other matters, provide for the Rowan UK Guarantee, modify certain reporting requirements, amend certain event of default provisions and modify covenants regarding limitations on liens and sale and leaseback transactions to provide greater flexibility to transfer the assets among Rowan UK subsidiaries. Once the Required Consents are received and the merger closes, Rowan Delaware, Rowan UK and the Trustee will enter into a supplemental indenture giving effect to the proposed amendments and Rowan UK’s unconditional and irrevocable guarantee of the prompt payment of the Securities when due.

Q:	What are the consequences if I consent and the Required Consents are obtained?

A:	If the Required Consents are obtained, the merger is closed and Rowan Delaware, Rowan UK and the Trustee have entered into a supplemental indenture giving effect to the proposed amendments, then all holders of Securities will be bound by the amended Indenture and will receive the benefit of the Rowan UK Guarantee, even if they have not consented to the proposed amendments. Separately from the consent solicitation and as a result of the merger, as soon as permitted by applicable law, Rowan Delaware will deregister the Securities under the Exchange Act and will no longer be required to file reports with the SEC. Rowan Delaware will also no longer be required to file reports with the Trustee. The proposed amendments will require Rowan UK, under certain circumstances, to file certain SEC reports with the Trustee.

Q:	What are the consequences if the Required Consents are not obtained?

A:	If the Required Consents are not obtained, then there will be no amendments made to the Indenture and there will be no Rowan UK Guarantee in respect of the Securities. In addition, separately from the consent solicitation and as a result of the merger, as soon as permitted by applicable law, Rowan Delaware will deregister the Securities under the Exchange Act and will no longer be required to file reports with the SEC. Rowan Delaware will also no longer be required to file reports with the Trustee pursuant to the Indenture. Rowan UK will have no obligation to file certain SEC reports with the Trustee.

Q:	What are the consequences if the Required Consents are obtained, but I do not consent?

A:	If the Required Consents are obtained, then the Indenture will be amended and supplemented as described in this Consent Solicitation/Prospectus Supplement pursuant to a supplemental indenture entered into by Rowan Delaware, Rowan UK and the Trustee, the supplemental indenture will give effect to the Rowan UK Guarantee in respect of the Securities and all holders of Securities will be bound by the amended indenture and will receive the benefit of the Rowan UK Guarantee, even if you did not consent to the proposed amendments. Separately from the consent solicitation and as a result of the merger, as soon as permitted by applicable law, Rowan Delaware will deregister the Securities under the Exchange Act and will no longer be required to file reports with the SEC. Rowan Delaware will also no longer be required to file reports with the Trustee. The proposed amendments will require Rowan UK, under certain circumstances, to file certain SEC reports with the Trustee.

Q:	How do I consent?

A:	To consent, you must contact your broker, dealer, commercial bank, trust company or other nominee promptly and instruct such nominee to submit a consent on your behalf in connection with the consent solicitation using the procedures of the Automated Tender Offer Program (“ATOP”) of The Depository Trust Company (“DTC”) described in “Consent Procedures — Procedures for Delivering Consents.”

Q:	What is the deadline to consent?

A:	The Expiration Time is 5:00 p.m., New York City time, on April 13, 2012, unless extended.

Q:	What is the vote needed for the proposed amendments to be adopted?

A:	In order for the proposed amendments to be adopted, consents must be received from holders of Securities of a majority in aggregate principal amount of each series of Securities, with the holders of each such series of the Securities voting as a separate class.

Q:	To whom should I direct any questions?

A:	Questions concerning the terms of the consent solicitation should be directed to William H. Wells, Senior Vice President, Chief Financial Officer and Treasurer, at 713-960-7645. Questions regarding consent procedures and requests for additional copies of this Consent Solicitation/Prospectus Supplement should be directed to Bondholder Communications Group, toll-free at (888) 385-2663, attention Roberta Carson.

SUMMARY

The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the information appearing elsewhere in this Consent Solicitation/Prospectus Supplement. Each undefined capitalized term used in this Summary has the meaning set forth elsewhere in this Consent Solicitation/Prospectus Supplement

The Issuer	Rowan Companies, Inc., a Delaware corporation

The Securities	5% Senior Notes due 2017
7.875% Senior Notes due 2019

Purpose of the Consent Solicitation	We are soliciting consents to amend the Indenture in connection with the merger and to allow greater flexibility in our operations. The proposed amendments will, among other matters, provide for the Rowan UK Guarantee, modify certain reporting requirements, amend certain event of default provisions and modify covenants regarding limitations on liens and sale-leaseback transactions to provide greater flexibility to transfer assets among Rowan UK’s subsidiaries. Once the Required Consents are received and the merger closes, Rowan Delaware, Rowan UK and the Trustee will enter into a supplemental indenture giving effect to the proposed amendments and Rowan UK’s unconditional and irrevocable guarantee of the prompt payment of the Securities when due.

The Consent Solicitation	In connection with the proposed amendments to the Indenture, we are seeking valid and unrevoked consents of registered holders of Securities of a majority in aggregate principal amount of each series of Securities, with the holders of each such series of the Securities voting as a separate class.

In return for such consents and assuming the merger closes, Rowan Delaware, Rowan UK and the Trustee will enter into a supplemental indenture giving effect to the proposed amendments and the Rowan UK Guarantee, upon the terms and subject to the conditions set forth in this Consent Solicitation/Prospectus Supplement.

Consents Required to Adopt the Proposed Amendments	The Required Consents shall constitute receipt of consents from holders of Securities of a majority in aggregate principal amount of each series of Securities, with the holders of each such series of the Securities voting as a separate class, must be received in order to adopt the proposed amendments. Rowan UK expressly reserves the right, in its discretion, to waive any condition of the consent solicitation. See “The Consent Solicitation — Description of the Proposed Amendments” and Annex A to this Consent Solicitation/Prospectus Supplement.

Expiration Time	The consent solicitation will expire at 5:00 p.m., New York City time, on April 13, 2012, unless extended by Rowan UK in its sole discretion.

Revocation of Consents	Consents delivered may be validly withdrawn at any time at or prior to the earlier of (i) the Expiration Time and (ii) the time at which the Required Consents have been received. See “Consent Procedures — Revocation of Consents.”

Procedures for Consenting	In order to consent to the proposed amendments, a holder of the Securities must contact their broker, dealer, commercial bank, trust company or other nominee promptly and instruct such nominee to submit a consent on such holder’s behalf in connection with the consent solicitation using the ATOP procedures described below. See “Consent Procedures — Procedures for Delivering Consents.”

Risk Factors	Providing your consent involves risks. For a discussion of factors you should consider before you decide whether to consent, see “Forward-Looking Statements” beginning on page S-ii and “Risk Factors” beginning on page S-5 of this Consent Solicitation/Prospectus Supplement, “Risk Factors” beginning on page 4 of the accompanying Base Prospectus, and “Risk Factors” set forth in the Rowan UK Form S-4.

Consequences of Failure to Consent	If the Required Consents are obtained, the merger is closed and the supplemental indenture giving effect to the proposed amendments is executed by Rowan Delaware, Rowan UK and the Trustee, then all holders of the Securities will be bound by the amended Indenture and all holders of the Securities will receive the benefit of the Rowan UK Guarantee pursuant to the terms of the supplemental indenture, even if certain holders have not consented to the proposed amendments.

If the Required Consents are not obtained, then there will be no amendments made to the
Indenture and there will be no Rowan UK Guarantee in respect of the Securities.

Material Tax Considerations	For a summary of material U.S. federal income tax consequences of the consent solicitation, see “Material U.S. Federal Income Tax Consequences.” For a summary of material U.K. tax consequences of the consent solicitation, see “Material U.K. Tax Consequences.”

Use of Proceeds	Neither Rowan UK nor Rowan Delaware will receive any cash proceeds from the consent solicitation.

Information and Tabulation Agent	Bondholder Communications Group is the information and tabulation agent for the consent solicitation (the “Information and Tabulation Agent”). The address and telephone numbers of the Information and Tabulation Agent are listed on the back cover page of this Consent Solicitation/Prospectus Supplement.

Further Information; Questions	Questions concerning the terms of the consent solicitation may be addressed to William H. Wells, Senior Vice President, Chief Financial Officer and Treasurer, at 713-960-7645. Questions regarding, the consent procedures and/or requests for additional copies of this Consent Solicitation/Prospectus Supplement should be directed to the Information and Tabulation Agent at its address or telephone numbers listed on the back cover page of this Consent Solicitation/Prospectus Supplement.

RISK FACTORS

In considering whether to consent to the proposed amendments to the Indenture, you should consider carefully the following risks in addition to the other information in this Consent Solicitation/Prospectus Supplement. In addition, you should review carefully the risks discussed in “Forward-Looking Statements” beginning on page S-ii, “Risk Factors” beginning on page 4 of the accompanying Base Prospectus, “Risk Factors” under Part I, Item IA in Rowan Delaware’s Annual Report on Form 10-K for the year ended December 31, 2011 and in our subsequent reports filed pursuant to the Exchange Act, and “Risk Factors” set forth in the Rowan UK Form S-4. These risks include those affecting our business generally that could also cause our actual plans or results to differ materially from those included in the forward-looking statements contained or incorporated by reference herein.

The Rowan UK Guarantee is unsecured and will be effectively junior to secured indebtedness that Rowan UK may incur in the future and will be structurally subordinated to the obligations of Rowan UK’s subsidiaries.

The Rowan UK Guarantee will be an unsecured unsubordinated obligation of Rowan UK and rank pari passu with all of Rowan UK’s unsecured debt obligations. Holders of any secured debt that Rowan UK may incur in the future may foreclose on the assets securing such debt, reducing the cash flow from the foreclosed property available for payment of unsecured debt, including the Rowan UK Guarantee. Holders of secured debt also would have priority over unsecured creditors in the event of our bankruptcy, liquidation or similar proceeding. As a result, the Rowan UK Guarantee will be effectively junior to any secured debt that Rowan UK may issue in the future. Rowan UK currently does not have any secured debt outstanding. Although Rowan UK is subject to certain limitations on liens, there are exceptions to these limitations that may permit Rowan UK to incur secured debt. The Rowan UK Guarantee will also be structurally subordinated to the obligations of Rowan UK’s subsidiaries. Holders of the Securities will not have any claim as a creditor against subsidiaries of Rowan UK that are not guarantors of the Securities, other than Rowan Delaware (so long as Rowan Delaware shall be the primary obligor with respect to the Securities).

If the proposed amendments to the Indenture are approved and the supplemental indenture is executed, Rowan Delaware will be subject to fewer restrictions on its conduct than it is currently subject to and properties and assets of Rowan Delaware may be transferred to subsidiaries of Rowan UK or third parties that are not parties to the amended Indenture and are not providing a guarantee of the Securities.

If the proposed amendments to the Indenture become effective, the covenants in the amended Indenture would generally impose fewer restrictions on Rowan Delaware’s conduct than the covenants currently in the Indenture. The proposed amendments would allow Rowan Delaware to take actions that would otherwise have been restricted or conditioned. Specifically, Rowan Delaware will no longer be subject to certain restrictions on its ability to, among other things, merge or consolidate, sell all or substantially all of its properties and assets, effect a conversion of its legal status (to the extent not already permitted by the Indenture), enter into sale and leaseback transactions with respect to certain property and subject certain property and shares of certain subsidiaries to any mortgage, pledge, security interest or lien. Therefore, properties and assets of Rowan Delaware may be transferred to subsidiaries of Rowan UK or third parties that are not parties to the Indenture and are not providing a guarantee of the Securities, which may result in materially fewer assets of Rowan Delaware being available to satisfy Rowan Delaware’s obligations under the Securities. See “The Consent Solicitation — Description of the Proposed Amendments” and Annex A to this Consent Solicitation/Prospectus Supplement for more information about the differences between what actions are currently restricted by the covenants currently applicable to the Securities and what actions would be restricted by the covenants following the effectiveness of the proposed amendments.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods shown. You should read these ratios of earnings to fixed charges in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference into this prospectus. The following ratios do not reflect the merger.

	Year Ended December 31,
	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges	2.0x	5.8x	14.4x	28.3x	20.2x

For these ratios, “earnings” means the sum of (a) pre-tax income from continuing operations, (b) fixed charges and (c) amortization of capitalized interest, minus interest capitalized. “Fixed charges” means the sum of (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses relating to indebtedness, and (c) an estimate of the portion of rental expense that represents an interest factor. Earnings for the years 2007 through 2010 have been adjusted to exclude income from our former manufacturing and land drilling businesses, which were sold in 2011.

USE OF PROCEEDS

Neither Rowan UK nor Rowan Delaware will receive any cash proceeds from the issuance of the Rowan UK Guarantee.

THE CONSENT SOLICITATION

Introduction

In connection with the proposed amendments to the Indenture, we are seeking the Required Consents, which are the valid and unrevoked consents of registered holders of Securities of a majority in aggregate principal amount of each series of Securities, with the holders of each such series of the Securities voting as a separate class. In return for such consents, Rowan UK is offering to issue the Rowan UK Guarantee upon the terms and subject to the conditions set forth in this Consent Solicitation/Prospectus Supplement. As of the date of this Consent Solicitation/Prospectus Supplement, the aggregate principal amount of the 5% Senior Notes due 2017 outstanding was $400,000,000 and the aggregate principal amount of the 7.875% Senior Notes due 2019 outstanding was $500,000,000. If the Required Consents are obtained, all holders of the Securities will be bound by the amended Indenture and all holders of the Securities will receive the Rowan UK Guarantee even if certain holders have not consented to the proposed amendments.

Promptly upon receipt of the Required Consents and the closing of the merger, Rowan Delaware, Rowan UK and the Trustee will enter into a supplemental indenture that will set forth and give effect to the amendments to the Indenture. The proposed amendments will become effective upon execution and delivery of the supplemental indenture.

Separately from the consent solicitation and as a result of the merger, as soon as permitted by applicable law, Rowan Delaware will deregister the Securities under the Exchange Act pursuant to Section 15(d) of the Exchange Act. As a result of such deregistration, Rowan Delaware will no longer be required to file reports with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act of 1939 and Rowan Delaware will no longer be required to file reports with the Trustee. The deregistration of the Securities will occur when permitted regardless of whether the Required Consents are obtained and the proposed amendments are made effective.

Purpose of Amendments

The proposed amendments are intended to allow Rowan UK, as the new parent company of the Rowan group of companies, flexibility in using Rowan Delaware’s assets in combination with Rowan UK’s other assets. In this regard, the proposed amendments are intended to allow Rowan Delaware to engage freely in transactions with Rowan UK and Rowan UK’s other subsidiaries. Specifically, Rowan Delaware will no longer be subject to certain restrictions on its ability to, among other things, merge or consolidate, sell all or substantially all of its assets, effect a conversion of its legal status (to the extent not already permitted by the Indenture), enter into sale and leaseback transactions with respect to certain property and subject certain property and shares of certain subsidiaries to any mortgage, pledge, security interest or lien, and these restrictions will instead apply to Rowan UK. If the Required Consents are obtained and the proposed amendments are adopted, the merger closes and Rowan Delaware, Rowan UK and the Trustee enter into a supplemental indenture, the holders of the Securities will be entitled to the Rowan UK Guarantee and Rowan UK will have an obligation to file certain SEC reports with the Trustee.

Description of the Proposed Amendments

We are soliciting the consents of the holders of the Securities to the proposed amendments to the Indenture. The valid and unrevoked consent from holders of Securities of a majority in aggregate principal amount of each series of Securities, with the holders of each such series of the Securities voting as a separate class, is required for the proposed amendments to be adopted. The proposed amendments are being presented as one proposal. Consequently, the delivery of a consent by a holder of Securities represents the delivery of a consent to all of the proposed amendments to the Indenture, and a consent purporting to consent to only some of the proposed amendments will not be valid.

We are proposing amendments to the provisions in the Indenture relating to: (a) the consolidation or merger of Rowan Delaware or the sale of all or substantially all of Rowan Delaware’s assets; (b) the limitation on Rowan Delaware’s incurrence of liens; (c) the limitation on sale and leaseback transactions by Rowan Delaware; (d) certain event of default provisions; and (e) Rowan Delaware’s obligation pursuant to the Indenture to file certain SEC reports with the Trustee. If the Required Consents are obtained, the merger closes and Rowan Delaware, Rowan UK and the Trustee enter into a supplemental indenture, the Indenture will be amended, where applicable, to provide for restrictions on Rowan UK and its Subsidiaries (as defined below) that are similar to those applicable to Rowan Delaware and its Subsidiaries prior to the merger (except for certain provisions regarding events of default) and related to: (a) the consolidation or merger of Rowan UK or the sale of all or substantially all of Rowan UK’s assets; (b) the limitation on liens of Rowan UK and its Subsidiaries; (c) the limitation on sale and leaseback transactions by Rowan UK and its Subsidiaries; and (d) the obligation to file certain SEC reports with the Trustee. If the proposed amendments are adopted, the merger closes and Rowan Delaware, Rowan UK and the Trustee enter into a supplemental indenture, Rowan UK will be a party to the supplemental indenture adopting such amendments solely with respect to the proposed covenants related to: (i) the limitation on liens of Rowan UK and its Subsidiaries; (ii) the limitation on sale and leaseback transactions by Rowan UK and its Subsidiaries; (iii) Rowan UK’s obligation to file certain SEC reports with the Trustee; (iv) the consolidation or merger of Rowan UK or the sale of all or substantially all of Rowan UK’s assets; and (v) Rowan UK’s provision of the Rowan UK Guarantee.

The following is a summary of the key proposed amendments to the Indenture, which is qualified by reference to the complete text of the form of the proposed supplemental indenture set forth in Annex A to this Consent Solicitation/Prospectus Supplement (the “Third Supplemental Indenture”). The following summary of the proposed amendments is not necessarily presented in the order of importance.

Amendment to Covenant Related to Consolidation, Amalgamation or Merger of Rowan Delaware and/or Sale of All or Substantially All of Rowan Delaware’s Properties and Assets to Remove All Limitations and Restrictions on any Transaction Involving Rowan Delaware or Rowan Delaware’s Properties and Assets

The Indenture permits (a) any consolidation or merger of Rowan Delaware with or into any other person (whether or not affiliated with Rowan Delaware) and (b) any sale, conveyance, transfer, lease or other disposition of all or substantially all the properties and assets of Rowan Delaware to any other person (whether or not affiliated with Rowan Delaware), provided that (i) immediately after giving effect to such transaction, no Event of Default (as defined below) and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, (ii) upon any such transaction, other than a consolidation or merger in which Rowan Delaware is the continuing corporation, the obligations of Rowan Delaware under the Securities and the Indenture are assumed by the person formed by the conversion, consolidation, amalgamation or merger, the person into which Rowan Delaware has merged or the person that shall have acquired all or substantially all of Rowan Delaware’s properties and assets pursuant to agreements reasonably satisfactory to the Trustee, which may include an indenture supplemental to the Indenture, and (iii) the Trustee shall have received an officer’s certificate from Rowan Delaware and an opinion of counsel, each stating that such transaction and any supplemental indenture complies with the Indenture.

The proposed amendments will amend this provision as follows:

The restrictions and limitations on Rowan Delaware’s or any successor obligor’s ability to enter into any consolidation or merger or sale, conveyance, transfer, lease or other disposition of its properties and assets would be removed. In addition, the proposed amendment would permit Rowan Delaware to effect a conversion or enter into any transaction with another subsidiary or affiliate of Rowan UK, the effect of which would be a change in the legal status of Rowan Delaware, such as to a limited liability company, a partnership or other legal entity. In lieu of these restrictions and limitations on Rowan Delaware, the proposed amendment will provide that Rowan UK may consolidate or merge with or into any other person (whether or not affiliated with Rowan UK), or sell, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of Rowan UK to any other person (whether or not affiliated with Rowan UK), provided that (a) immediately after giving effect to such transaction, no Event of Default (as defined below) and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, (b) upon any such transaction, other than a consolidation or merger in which Rowan UK is the continuing corporation, the obligations of Rowan UK under the Securities and the Indenture are assumed or guaranteed by the person formed by the conversion, consolidation, amalgamation or merger, the person into which Rowan UK has merged or the person that shall have acquired all or substantially all of Rowan UK’s properties and assets pursuant to agreements reasonably satisfactory to the Trustee, which may include an indenture supplemental to the Indenture, and (c) the Trustee shall have received an officer’s certificate from Rowan UK and an opinion of counsel, each stating that such transaction and any supplemental indenture complies with the Indenture.

Amendment to Covenant Related to Limitation on Liens

The Indenture provides that Rowan Delaware shall not, and shall not permit any of its Subsidiaries to, issue, assume or guarantee any Indebtedness (when used with reference to the current covenant, as defined in the Indenture, and when used with reference to the proposed amendment to the covenant, as defined below) for borrowed money secured by any Lien (as defined below) upon any Principal Property (as defined below) without making effective provision whereby the Securities (together with, if Rowan Delaware shall so determine, any other Indebtedness or other obligation of Rowan Delaware or any of its Subsidiaries) shall be secured equally and ratably with (or, at the option of Rowan Delaware, prior to) the Indebtedness so secured for so long as such Indebtedness is so secured. The foregoing restrictions do not, however, apply to Indebtedness secured by Permitted Liens (as defined in the Indenture). The Indenture defines “Principal Property” as any drilling rig, or integral portion thereof, owned or leased by Rowan Delaware or any Subsidiary and used for drilling offshore oil and gas wells, which, in the opinion of Rowan Delaware’s Board of Directors, is of material importance to the business of Rowan Delaware and its Subsidiaries considered as a whole, but no such drilling rig, or portion thereof, shall be deemed of material importance if its net book value (after deducting accumulated depreciation) is less than 2% of Rowan Delaware’s Consolidated Net Tangible Assets (as defined below).

Notwithstanding the foregoing, without securing the Securities, Rowan Delaware or any Subsidiary of Rowan Delaware may issue, assume or guarantee Indebtedness that would otherwise be subject to the foregoing restrictions, in a total principal amount that, when added to all of other outstanding Indebtedness of Rowan Delaware and its Subsidiaries that would otherwise be subject to the foregoing restrictions and the total amount of Attributable Indebtedness (as defined below) outstanding for Sale and Leaseback Transactions (as defined in the Indenture) (other than any such Attributable Indebtedness for outstanding Sale and Leaseback Transactions in connection with which Rowan Delaware has voluntarily retired debt securities issued under the Indenture, Indebtedness of equal rank or Funded Indebtedness (as defined below) (in each case as described in the third clause of the covenant related to the limitation on sale and leaseback transactions)), does not exceed 15% of the Consolidated Net Tangible Assets of Rowan Delaware.

The proposed amendments will amend this provision to replace the existing covenant in its entirety substantially as follows:

Rowan UK shall not, and shall not permit any of its Subsidiaries to, issue, assume or guarantee any Indebtedness for borrowed money secured by any Lien upon any Principal Property (as defined below) without making effective provision whereby the Securities (together with, if Rowan UK shall so determine, any other Indebtedness or other obligation of Rowan UK or any Subsidiary of Rowan UK) shall be secured equally and ratably with (or, at the option of Rowan UK, prior to) the Indebtedness so secured for so long as such Indebtedness is so secured. The foregoing restrictions will not, however, apply to Indebtedness secured by Permitted Liens (as defined below).

Notwithstanding the foregoing, without securing the Securities, Rowan UK or any Subsidiary of Rowan UK may issue, assume or guarantee Indebtedness that would otherwise be subject to the foregoing restrictions, in a total principal amount that, when added to all of other outstanding Indebtedness of Rowan UK and its Subsidiaries that would otherwise be subject to the foregoing restrictions and the total amount of Attributable Indebtedness outstanding for Sale and Leaseback Transactions (as defined below) (other than any such Attributable Indebtedness for outstanding Sale and Leaseback Transactions in connection with which Rowan UK or Rowan Delaware has voluntarily retired or caused to have been voluntarily retired debt securities issued under this Indenture, Indebtedness of equal rank or Funded Indebtedness (in each case as described in the third clause of the covenant related to the limitation on sale and leaseback transactions)), does not exceed 15% of the Consolidated Net Tangible Assets of Rowan UK.

Amendment to Covenant Related to Limitation on Sale and Leaseback Transactions

The Indenture provides that any arrangement with any person providing for the leasing by Rowan Delaware or any of its Subsidiaries of any Principal Property (subject to certain exceptions, including for temporary leases for a term of five years or less), which property has been or is to be sold or transferred by Rowan Delaware or such subsidiary to such person (a “Sale and Leaseback Transaction”) is prohibited, except in the event that: (a) Rowan Delaware or such subsidiary would be entitled to incur Indebtedness secured by a Lien on the Principal Property to be leased equal in amount to the Attributable Indebtedness with respect to such Sale and Leaseback Transaction without equally or ratably securing the Securities pursuant to the Indenture; (b) within a period beginning nine months before the closing of the Sale and Leaseback Transaction and ending nine months after such closing, Rowan Delaware or any of its Subsidiaries have expended for property used or to be used in the ordinary course of business an amount equal to all or a portion of the net proceeds of the transaction, and Rowan Delaware has elected to designate that amount as a credit against that transaction (with any amount not so designated to be applied as set forth in (c) below or as otherwise permitted); or (c) during the nine-month period after the effective date of the Sale and Leaseback Transaction, Rowan Delaware applies an amount equal to the greater of the net proceeds of the sale or transfer of the property leased in the Sale and Leaseback Transaction or the fair value of the property at the time of the Sale and Leaseback Transaction as determined by Rowan Delaware’s board of directors, adjusted to reflect the remaining term of the lease and any amount expended as set forth in (b) above, to the voluntary defeasance or retirement of any debt securities under the Indenture, any Indebtedness of equal rank to the Securities or any Funded Indebtedness.

The proposed amendments will amend this provision to replace the existing covenant in its entirety substantially as follows:

Rowan UK shall not, and shall not permit any of its Subsidiaries to, enter into a Sale and Leaseback Transaction (as defined below), unless one of the following applies:

(a) Rowan UK or such Subsidiary of Rowan UK could incur Indebtedness in a principal amount equal to the Attributable Indebtedness for that Sale and Leaseback Transaction (as defined below) and, without violating the covenant related to limitation on liens, could secure that Indebtedness by a Lien on the property to be leased without equally or ratably securing the Securities;

(b) after the issuance of the Securities and within the period beginning nine months before the closing of the Sale and Leaseback Transaction (as defined below) and ending nine months after such closing, Rowan UK or any of its Subsidiaries have expended for property used or to be used in the ordinary course of business an amount equal to all or a portion of the net proceeds of the transaction, and Rowan UK has elected to designate that amount as a credit against that transaction (with any amount not so designated to be applied as set forth in clause (c) below or as otherwise permitted); or

(c) during the nine-month period after the effective date of the Sale and Leaseback Transaction (as defined below), Rowan UK or Rowan Delaware has applied or caused to have been applied to the voluntary defeasance or retirement of any debt securities under the Indenture, any Indebtedness of equal rank to the Securities or any Funded Indebtedness, an amount equal to the net proceeds of the sale or transfer of the property leased in the Sale and Leaseback Transaction (as defined below) (or, if greater, the fair value of that property at the time of the Sale and Leaseback Transaction (as defined below) as determined by the Board of Directors of Rowan UK) adjusted to reflect the remaining term of the lease and any amount expended as set forth in the immediately preceding clause (b).

There are currently no Liens on, or any Sale and Leaseback Transactions (as defined below) covering, any property that could potentially qualify as Principal Property that would require the Securities to be secured equally and ratably with (or prior to) Indebtedness secured by such Lien.

Amendment to Additional Events of Default

The Indenture provides that the occurrence of any of the following events shall, in addition to the other events or circumstances described as events of default in Section 5.1 of the Indenture, constitute an event of default: default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of Rowan Delaware or any of its Significant Subsidiaries (as defined in the Indenture) (or the payment of which is guaranteed by Rowan Delaware or any of its Significant Subsidiaries (as defined in the Indenture)), whether such indebtedness or guarantee now exists or is created after the date of issuance of the Securities, if (a) that default is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default, or results in the acceleration of such Indebtedness prior to its express maturity, and (b) in each case described above, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been such a payment default or the maturity of which has been so accelerated, aggregates $35.0 million or more.

The proposed amendments will delete this existing covenant in its entirety.

Definitions

Set forth below are certain of the defined terms that are included in the form of supplemental indenture containing the proposed amendments, or otherwise contained in the Indenture, for purposes of the foregoing amended covenants and events of default provisions.

“Attributable Indebtedness,” when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such transaction) of the rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (other than amounts required to be paid on account of taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights), including any period for which such lease has been extended. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the net amount determined assuming no such termination.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means: (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Consolidated Net Tangible Assets” of any Person means the total amount of assets (after deducting applicable reserves and other properly deductible items) of such Person and its consolidated Subsidiaries minus all current liabilities (excluding liabilities that are extendable or renewable at the option of such Person or any of its consolidated Subsidiaries to a date more than 12 months after the date of calculation and excluding current maturities of long-term indebtedness) and all goodwill, trade names, trademarks, patents, unamortized indebtedness discount and expense and other like intangible assets. Consolidated Net Tangible Assets of any Person shall be based on the most recently available consolidated quarterly balance sheet of such Person, and shall be calculated in accordance with GAAP.

“Funded Indebtedness” means all Indebtedness that matures on or is renewable to a date more than one year after the date the Indebtedness is incurred.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture will be computed in conformity with GAAP.

“Indebtedness” of any Person means: (a) all indebtedness of such Person for borrowed money (whether full or limited recourse); (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations of such Person under letters of credit or other similar instruments, other than standby letters of credit, performance bonds and other obligations issued in the ordinary course of business, to the extent not drawn or, to the extent drawn, if such drawing is reimbursed not later than the third business day following demand for reimbursement; (d) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business; (e) all Capital Lease Obligations of such Person; (f) all Indebtedness of others secured by a Lien on any asset of such Person; provided that if the obligations so secured have not been assumed in full or are not otherwise fully such Person’s legal liability, then such obligations may be reduced to the value of the asset or the liability of such Person; and (g) all Indebtedness of others (other than endorsements in the ordinary course of business) guaranteed by such Person to the extent of such guarantee.

“Issue Date” means the first date on which any securities are issued, authenticated and delivered under the Indenture.

“Joint Venture” means any partnership, corporation or other entity in which up to and including 50% of the partnership interests, outstanding Voting Stock or other equity interests is owned, directly or indirectly, by Rowan UK and/or one or more Subsidiaries of Rowan UK.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, regardless of whether filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“Permitted Liens” means: (a) Liens existing on the Issue Date; (b) Liens on any Person’s property or assets existing at the time Rowan UK acquires such Person or its property or assets, or at the time such Person becomes a Subsidiary of Rowan UK; (c) intercompany Liens in favor of Rowan UK or any Subsidiary of Rowan UK; (d) Liens on assets either (i) securing all or part of the cost of acquiring, constructing, improving, developing or repairing the assets or (ii) securing Indebtedness incurred to finance the acquisition of the assets or the cost of constructing, improving, developing, expanding or repairing the assets and commencing commercial operation of the assets if the applicable Indebtedness was incurred prior to, at the time of or within 24 months after the acquisition, or completion of construction, improvement, development, expansion or repair of the assets or their commencing commercial operation; (e) Liens in favor of governmental entities to secure (i) payments under any contract or statute to secure progress or advance payments or (ii) industrial development, pollution control or similar indebtedness; (f) governmental Liens under contracts for the sale of products or services; (g) Liens imposed by law, such as mechanic’s or workmen’s Liens; (h) Liens under workers’ compensation laws or similar legislation; (i) Liens in connection with legal proceedings or securing taxes or other assessments; (j) statutory or other Liens arising in the ordinary course of business of Rowan UK or of any Subsidiary of Rowan UK and relating to amounts that are not yet delinquent or that Rowan UK or any Subsidiary of Rowan UK is contesting in good faith; (k) Liens on stock, partnership or other equity interests of Rowan UK in any Joint Venture or of any Subsidiary of Rowan UK that owns an equity interest in a Joint Venture to secure Indebtedness contributed or advanced solely to that Joint Venture; (l) good faith deposits in connection with bids, tenders, contracts or leases; (m) deposits made in connection with maintaining self-insurance, to obtain the benefits of laws, regulations or arrangements relating to unemployment insurance, old age pensions, social security or similar matters or to secure surety, appeal or customs bonds; and (n) any extensions, substitutions, renewals or replacements of the above-described Liens.

“Person” means any individual, corporation, company, limited liability company, partnership, limited partnership, joint venture, association, joint-stock company, trust, other entity, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any drilling rig, or integral portion thereof, owned or leased by Rowan UK or any Subsidiary of Rowan UK and used for drilling offshore oil and gas wells, which, in the opinion of the Board of Directors of Rowan UK, is of material importance to the business of Rowan UK and its Subsidiaries considered as a whole; provided, however that no such drilling rig, or portion thereof, shall be deemed of material importance if its net book value (after deducting accumulated depreciation) is less than 2% of the Consolidated Net Tangible Assets of Rowan UK.

“Sale and Leaseback Transaction” means any arrangement with any Person under which Rowan UK or any Subsidiary of Rowan UK leases any Principal Property that Rowan UK or that Subsidiary has or will sell or transfer to that Person; provided, however, that each of the following shall be deemed not to be a Sale and Leaseback Transaction: (a) temporary leases for a term of not more than five years; (b) intercompany leases between Rowan UK and a Subsidiary of Rowan UK or between two or more Subsidiaries of Rowan UK; and (c) leases of a Principal Property executed by the time of or within 12 months after the acquisition, the completion of construction, alteration, improvement or repair, or the commencement of commercial operation of such Principal Property.

“Significant Subsidiary” means any Subsidiary of Rowan UK that would be a “significant subsidiary” as defined in Article 1, Rule 1-02(w) of Regulation S-X, promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date.

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of the Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person; and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or an entity described in clause (a) and related to such Person or (ii) the only general partners of which are such Person or of one or more entities described in clause (a) and related to such Person (or any combination thereof).

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors (or similar governing body) of such Person.

Amendment to Rowan Delaware’s Obligations to Provide SEC Reports

The Indenture requires Rowan Delaware to file with the Trustee, within 15 days after Rowan Delaware files the same with the SEC, copies of the annual reports and of the information, documents and other reports that Rowan Delaware may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. As a result of the Merger, when permitted by Section 15(d) of the Exchange Act, Rowan Delaware will deregister the Securities under the Exchange Act. As a result of such deregistration, Rowan Delaware will no longer be required to file reports with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. The deregistration of the Securities will occur regardless of whether the Required Consents are obtained and proposed amendments are made effective and, as a result of such deregistration, Rowan Delaware will no longer be required to file SEC reports with the Trustee. Therefore, the proposed amendment to the Indenture would replace Rowan Delaware’s obligation to file such reports pursuant to the Indenture and provide that Rowan UK will, as the guarantor of the Securities, file with the Trustee, within 15 days after Rowan UK is required to file the same with the SEC, copies of annual reports and of the information, documents and other reports that Rowan UK may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act.

Addition of Defined Terms and Revision of Other Text

In connection with the proposed amendments described above, certain defined terms would be added to, and deleted from, the Indenture. Please see Annex A to this Consent Solicitation/Prospectus Supplement for the text of those amendments. In addition, we reserve the right to make certain technical changes to the Indenture pursuant to the provisions thereof and to include such changes in the supplemental indenture. Any such technical changes will not affect the substantive rights of the holders of the Securities, other than as described above. The proposed amendments would also delete or amend or be deemed to have deleted or amended any provisions in the Securities corresponding to the provisions in the Indenture that are deleted or amended by virtue of the proposed amendments.

DESCRIPTION OF THE ROWAN UK GUARANTEE

The following is a summary of the Rowan UK Guarantee. The following summary is qualified by reference to the full text of the guarantee provisions included in the Indenture.

The Rowan UK Guarantee is an unconditional and irrevocable guarantee of the prompt payment in full, when due (whether at maturity, or by acceleration, redemption or otherwise), of any amount owed to the holders of the Securities under the Indenture and any other amounts due pursuant to the Indenture, including the principal of and premium, if any, and interest on the Securities. The Rowan UK Guarantee will be an unsecured unsubordinated obligation of Rowan UK and will rank pari passu with Rowan UK’s other general unsecured obligations. Holders of any secured debt that Rowan UK may incur in the future may foreclose on the assets securing such debt, reducing the cash flow from the foreclosed property available for payment of unsecured debt, including the Rowan UK Guarantee. Holders of any secured debt of Rowan UK also would have priority over unsecured creditors in the event of its bankruptcy, liquidation or similar proceeding. Rowan UK currently does not have any secured debt outstanding.

Promptly upon receipt of the Required Consents and the closing of the merger, Rowan Delaware, Rowan UK and the Trustee will enter into a supplemental indenture that will set forth and give effect to the amendments to the Indenture. The proposed amendments will become effective after the merger upon execution and delivery of the supplemental indenture.

If the Required Consents are obtained, all holders of the Securities will be bound by the amended Indenture and all holders of the Securities will receive the benefit of the Rowan UK Guarantee pursuant to the terms of the supplemental indenture, even if certain holders have not consented to the proposed amendments. If the Required Consents are not obtained, then there will be no amendments made to the Indenture and there will be no Rowan UK Guarantee in respect of the Securities.

It will not be necessary for new certificates to be issued evidencing the Securities to reflect the benefit of the Rowan UK Guarantee, and no separate certificates will be issued to evidence the Rowan UK Guarantee.

Rowan UK is not assuming Rowan Delaware’s obligations under the Indenture. The Rowan UK Guarantee will not make Rowan UK or any of its subsidiaries (other than, post-merger, Rowan Delaware or any successor obligor) subject to the covenants contained in the Indenture and will not otherwise contain any restrictions on Rowan UK’s operations other than those that will become effective with respect to Rowan UK and its Subsidiaries upon execution of the supplemental indenture and effectiveness of the proposed amendments.

CONSENT PROCEDURES

Eligible Holders

Holders of Securities as of the Expiration Time are eligible to consent to the proposed amendments to the Indenture.

Expiration Time; Extension; Waiver; Amendment; Termination

The consent solicitation will expire at the Expiration Time, which is 5:00 p.m., New York City time, on April 13, 2012, unless Rowan UK extends the consent solicitation. Rowan UK expressly reserves the right to extend the consent solicitation from time to time or for such period or periods as it may determine in its discretion by giving oral (to be confirmed in writing) or written notice of such extension to the Information and Tabulation Agent and by making a public announcement by press release at or prior to 9:00 a.m., New York City time, on the next business day following the previously scheduled expiration time. During any extension of the consent solicitation, all consents validly executed and delivered to the Information and Tabulation Agent will remain effective unless validly revoked prior to the earlier of such extended expiration time or the Revocation Time.

Rowan UK expressly reserves the right, in its sole discretion, at any time to amend any of the terms of the consent solicitation. If the terms of the consent solicitation are amended prior to the Expiration Time in a manner that constitutes a material change, Rowan UK will promptly provide oral (to be confirmed in writing) or written notice of such amendment to the Information and Tabulation Agent and disseminate an amended Consent Solicitation/Prospectus Supplement in a manner reasonably designed to provide holders of the Securities notice of the change on a timely basis. Rowan UK expressly reserves the right, in its discretion, to waive any condition of the consent solicitation.

We expressly reserve the right, in its discretion, to terminate the consent solicitation for any reason. Any such termination will be followed promptly by public announcement thereof. In the event Rowan UK terminates the consent solicitation, it will give prompt notice thereof to the Information and Tabulation Agent and the consents previously executed and delivered pursuant to the consent solicitation will be of no further force and effect.

Procedures for Delivering Consents

In order to consent to the proposed amendments, a holder of the Securities must contact their broker, dealer, commercial bank, trust company or other nominee promptly and instruct such nominee to submit a consent on such holder’s behalf in connection with the consent solicitation using the ATOP procedures described in the following paragraph.

Pursuant to the ATOP requirements, the Information and Tabulation Agent (a) has confirmed with DTC that the consent solicitation and the Securities are eligible for ATOP and (b) has established an ATOP account with DTC on behalf of us (the “ATOP Account”) with respect to the Securities. Using the ATOP procedures, a financial institution that is a DTC participant registers a holder’s consent for purposes of the consent solicitation by causing DTC to transfer a holder’s Securities into the ATOP Account. DTC then notifies the Information and Tabulation Agent of DTC’s receipt of such consent by delivering an “Agent’s Message” to the Information and Tabulation Agent. Securities that have been transferred into the ATOP Account will be blocked to the order of the Information and Tabulation Agent until unblocked by DTC upon receipt by DTC of instructions from the Information and Tabulation Agent, which instructions are to be made promptly after the Expiration Time or, if the consent solicitation is terminated, promptly following the announcement of such termination (the “Blocking Period”). During the Blocking Period, any Securities that have been transferred into the ATOP Account may not be retransferred. Each holder of the Securities, by delivering its consent or causing its nominee to deliver such consent, (a) represents and warrants that the holder has full power and authority to provide the consent, (b) agrees to be bound by the terms of the consent solicitation and (c) agrees that we may enforce such consent against the holder. All authority conferred or agreed to be conferred by the holder by delivering a consent shall survive the death or incapacity of such holder, and every obligation of the holder in connection with a delivered consent shall be binding upon such holder’s heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

In connection with the consent solicitation, Rowan UK will pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Consent Solicitation/Prospectus Supplement and related documents to the beneficial owners of the Securities and in handling or forwarding deliveries of consents by their customers.

Failure to Consent

An abstention or a failure by a holder to contact the holder’s broker, dealer, commercial bank, trust company or other nominee to deliver a consent is the equivalent of a “NO” vote with respect to the proposed amendments.

Revocation of Consents

A consent may be revoked at any time on or prior to the Revocation Time. To be effective, any notice of revocation must indicate the relevant consent to be revoked and must be received by DTC in the same manner as the original consents were given, provided that DTC has communicated such revocation to the Information and Tabulation Agent prior to the Revocation Time. Revoked consents may be resubmitted again prior to the Expiration Time by following the procedures described above. Any such consents will be regarded as new consents subject to such procedures.

Information and Tabulation Agent

We have retained Bondholders Communications Group, LLC to act as the Information and Tabulation Agent for the consent solicitation. Rowan UK has agreed to pay the Information and Tabulation Agent customary fees and reimburse it for its reasonable out-of-pocket expenses. Rowan UK has agreed to indemnify the Information and Tabulation Agent against certain liabilities, including certain liabilities under the federal securities laws. Questions regarding the consent solicitation may be directed to the Information and Tabulation Agent at the following address and telephone numbers:

Bondholder Communications Group

Attention: Roberta Carson

30 Broad Street – 46th Floor

New York, NY 10004

Phone: (212) 809-2663

Toll Free: (888) 385-2663 (BOND)

Fax: (212) 437-9827

Email: rcarson@bondcom.com

Website: www.bondcom.com/rowan

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary of the material U.S. federal income tax consequences of the implementation of the proposed amendments to the Indenture and the provision of the Rowan UK Guarantee (collectively, the “Transactions”). This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder (the “Treasury Regulations”), and currently effective administrative rulings and judicial decisions. Any of these authorities may be changed, perhaps with retroactive effect, so as to result in U.S. federal income tax consequences different from those described below. No ruling from the Internal Revenue Service (the “IRS”) has been (or will be) sought with respect to the statements made herein, and there can be no assurance that the IRS will not take a position contrary to such statements or that a court will not sustain any such contrary position taken by the IRS. This summary assumes that the Securities are held as capital assets. In addition, this summary is not a complete analysis of all the potential tax considerations relating to the Transactions, including those considerations applicable to holders based on their particular circumstances, and does not address the tax consequences applicable to holders that are subject to special tax rules, including holders subject to the alternative minimum tax; banks, insurance companies, or other financial institutions; controlled foreign corporations or their shareholders; passive foreign investment companies or their shareholders; tax-exempt organizations; retirement plans; individual retirement accounts; tax-deferred accounts; dealers in securities or commodities; expatriates; traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; U.S. Holders (as defined below) whose functional currency is not the U.S. dollar; persons that hold Securities as part of a hedge, straddle, conversion transaction or other integrated transaction; regulated investment companies; real estate investment trusts; persons deemed to sell Securities under the constructive sale provisions of the Code; or partnerships or other pass-through entities. This summary does not address any foreign, state or local tax consequences of the Transactions. If a partnership (or entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of Securities, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding Securities is urged to consult its own tax advisor regarding the tax consequences of the Transactions.

For purposes of this summary, a holder of a Security is a “U.S. Holder” if such holder is the beneficial owner of a Security and is: (a) an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence test under section 7701(b) of the Code; (b) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized, or treated as created or organized, in or under the laws of the United States, any state thereof or the District of Columbia; (c) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (d) a trust (i) if a U.S. court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person. The term “Non-U.S. Holder” means a beneficial owner of a Security that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

THIS SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE, AND IS NOT A SUBSTITUTE FOR, PROFESSIONAL TAX ADVICE. HOLDERS OF SECURITIES ARE URGED TO CONTACT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS TO THE APPLICABLE HOLDER.

U.S. Holders

The modification of the terms of a debt instrument generally is treated as a “deemed” exchange of an “old” debt instrument for a “new” debt instrument if such modification is “significant” as specially determined for U.S. federal income tax purposes. For these purposes, a modification of the terms of a debt instrument is generally “significant” if, based on all the facts and circumstances (and, subject to certain exceptions, taking into account all modifications collectively), the legal rights or obligations that are altered and the degree to which they are altered are economically significant. Rowan UK believes that the adoption of the proposed amendments to the Indenture should not constitute such an economically significant change in the terms of the Securities. Upon adoption of the proposed amendments, Rowan UK will guarantee Rowan Delaware’s payment obligations with respect to the Securities. The Treasury Regulations provide that the addition of a guarantor on a debt instrument is a significant modification if the addition of the guarantor results in a change in payment expectations (as specifically defined pursuant to such Treasury Regulations) with respect to the instrument. Rowan UK believes that the Rowan UK Guarantee should not result in a change in payment expectations with respect to the Securities. Accordingly, U.S. Holders of Securities generally should not recognize gain or loss on the Securities as a result of the Transactions and should continue to have the same tax basis and holding period with respect to the Securities as they had before the Transactions. Holders are urged to consult their own tax advisors to determine whether the Transactions result in a significant modification for purposes of the applicable holder’s Securities.

If, notwithstanding the foregoing, the Transactions result in a significant modification of some or all of the Securities for U.S. federal income tax purposes, a U.S. Holder of such Securities generally would be treated as having exchanged its “old” Securities for

“new” Securities for U.S. federal income tax purposes, and generally would recognize gain or loss at the time of such deemed exchange, unless such deemed exchange constitutes a recapitalization. A deemed exchange generally would constitute a recapitalization and would not be taxable to U.S. Holders of the Securities if the instruments, as originally issued and as amended, constitute “securities” for U.S. federal income tax purposes. There is no precise definition of what constitutes a “security” under U.S. federal income tax law, and the determination requires an overall evaluation of the nature of the debt instrument, with the term of the debt instrument regarded as one of the more important factors. Although the matter is not free from doubt, given the terms of the Securities, these instruments generally should constitute “securities” for U.S. federal income tax purposes, and a deemed exchange generally should constitute a recapitalization for such purposes. In such event, a U.S. Holder of a Security generally would not recognize any income, gain or loss as a result of the Transactions. Assuming a deemed exchange constitutes a recapitalization, a U.S. Holder generally would receive a tax basis in the “new” Security equal to its tax basis in the “old” Security immediately prior to the “deemed” exchange, and the U.S. Holder’s holding period for the “new” Security generally would include the period during which the U.S. Holder held the “old” Security.

Additionally, if there is a deemed exchange, regardless of whether such exchange qualifies as a recapitalization, the “new” Securities generally would be treated as issued with original issue discount (“OID”) in an amount equal to the excess, if any (subject to a statutorily defined de minimis exception), of the stated redemption price at maturity of the “new” Securities over their issue price. A U.S. Holder that is deemed to hold “new” Securities with OID generally would be required to include the OID in gross income under a constant yield method in advance of the receipt of cash attributable to that income, regardless of the holder’s method of tax accounting. OID accruals may be reduced by a portion of the acquisition premium, if any, that a U.S. Holder has in the “new” Securities. A U.S. Holder has “acquisition premium” in the “new” Securities if the holder’s adjusted tax basis in the “new” Securities is greater than the issue price of the “new” Securities, but less than or equal to their stated redemption price at maturity. If a U.S. Holder’s adjusted tax basis in the “new” Securities exceeds its stated redemption price at maturity, the U.S. Holder will be considered to have acquired the “new” Securities with “amortizable bond premium” and such U.S. Holder will not be required to include any OID in income. A U.S. Holder generally may elect to amortize any amortizable bond premium over the remaining term of the “new” Securities on a constant yield method as an offset to interest otherwise includible in income under the U.S. Holder’s regular accounting method. If the U.S. Holder does not elect to amortize any amortizable bond premium, that amortizable bond premium will decrease the gain or increase the loss a U.S. Holder otherwise would recognize on disposition of the “new” Securities.

Non-U.S. Holders

Even if the Transactions result in a deemed exchange of “old” Securities for “new” Securities that is taxable to U.S. Holders, a Non-U.S. Holder generally would not be subject to U.S. federal income tax with respect to income or gain recognized in the Transactions, unless (1) such income or gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, in the case of an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder), or (2) in the case of a Non-U.S. Holder that is a non-resident alien individual, such Non-U.S. Holder is present in the United States for at least 183 days in the year of the deemed exchange, and certain other conditions are met. A corporate Non-U.S. Holder’s income or gain that is effectively connected with the conduct of a trade or business within the United States may be subject to an additional “branch profits” tax at a 30% rate (or a lower rate if specified by an applicable income tax treaty).

MATERIAL U.K. TAX CONSEQUENCES

The following discussion is intended to be a general summary as to the material U.K. tax consequences of the Transactions based on current U.K. tax law and H.M. Revenue & Customs (“HMRC”) practice applying as of the date of this Consent Solicitation/Prospectus Supplement, both of which are subject to change at any time, possibly with retrospective effect or to different interpretations. The following discussion relates only to the position of persons who are absolute beneficial owners of the notes and do not deal with the position of certain classes of holders such as dealers, employees or directors of Rowan UK or its affiliates, persons who are connected with Rowan UK, insurance companies, charities, collective investment schemes, pension schemes or persons who hold the Securities other than as an investment. The following discussion is not a complete discussion of all the potential tax consequences of the Transactions that may be relevant to you. We cannot assure you that HMRC will not challenge one or more of the tax consequences described in this Consent Solicitation/Prospectus Supplement. We have not obtained, nor do we intend to obtain, a ruling from the HMRC with respect to the U.K. tax consequences of the Transactions. It is recommended that all holders of Securities obtain their own taxation advice.

For purposes of this summary, a holder of a Security is a “U.K. Holder” if such holder is the beneficial owner of a Security and is: (a) an individual who is resident or ordinary resident in the U.K.; (b) an individual who is not resident or ordinarily resident in the U.K. but who carries on a trade in the U.K. through a branch or agency in the UK to which the Securities are attributable; (c) a company which is resident in the U.K.; or (d) a company which is not resident in the U.K. but which carries on a trade in the U.K. through a permanent establishment in the U.K. to which the Securities are attributable. We do not consider the treatment of other persons or entities which are resident in the U.K. or carry on a trade in the U.K. and which may be within the charge to income tax or corporation tax in the U.K. For the purposes of this summary, a holder of a Security is a “Non-U.K. Holder” if such person or entity is neither resident nor ordinarily resident in the U.K. and does not carry on a trade in the U.K.

U.K. Holders and non-U.K. Holders

The adoption of the proposed amendments to the Indenture should not have U.K. consequences for U.K. Holders or non-U.K. Holders of the Securities.

Guarantee Payments

If Rowan UK in its capacity as Guarantor under the amended Indenture makes any payments in respect of interest on any of the Securities (or other amounts due under the Securities other than repayments of amounts subscribed for the Securities) such payments may be subject to deduction of UK withholding tax at source at the basic rate (currently 20 per cent.), subject to such relief as may be available under the provisions of any applicable double taxation treaty or any other exemption which may apply.

This discussion is for general purposes only. You should consult your own tax advisor as to the particular U.K. tax consequences to you of the Transactions, including the effect and applicability of local or foreign tax laws or tax treaties and the possible effects of changes in the tax law.

LEGAL MATTERS

The validity of the Rowan UK Guarantee will be passed upon for Rowan UK by Baker & McKenzie LLP.

EXPERTS

The consolidated financial statements incorporated in this Consent Solicitation/Prospectus Supplement by reference from Rowan Companies, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of Rowan Companies, Inc. and subsidiaries (the “Company”) internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which (1) express an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the Company’s completed sale of its wholly owned manufacturing subsidiary, LeTourneau Technologies, Inc., and land drilling services business on June 22, 2011 and September 1, 2011, respectively, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Rowan Delaware is subject to the informational requirements of the Exchange Act and in accordance therewith files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Rowan Delaware’s SEC filings also are available to the public from commercial document retrieval services and at the SEC’s website at www.sec.gov. These reports and other information filed by Rowan Delaware with the SEC are also available free of charge at our website at www.rowancompanies.com.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

THIS CONSENT SOLICITATION/PROSPECTUS SUPPLEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS CONSENT SOLICITATION/PROSPECTUS SUPPLEMENT. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS CONSENT SOLICITATION/PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS CONSENT SOLICITATION/PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THESE DOCUMENTS AND INCORPORATED BY REFERENCE INTO THIS CONSENT SOLICITATION/PROSPECTUS SUPPLEMENT.

We incorporate information into this Consent Solicitation/Prospectus Supplement and the accompanying Base Prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Consent Solicitation/Prospectus Supplement and the accompanying Base Prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with the SEC after the date of this Consent Solicitation/Prospectus Supplement. This Consent Solicitation/Prospectus Supplement and the accompanying Base Prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us and our financial condition.

•	our annual report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 28, 2012;

•	our definitive proxy statement on Schedule 14A, filed with the SEC on March 9, 2012; and

•	our current reports on Form 8-K, filed with the SEC on February 3, 2012, February 28, 2012 and March 15, 2012.

We also incorporate by reference into this Consent Solicitation/Prospectus Supplement and the accompanying Base Prospectus additional documents that we may file with the SEC (other than information furnished rather than filed) under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 from the date of this Consent Solicitation/Prospectus Supplement to the end of the offering of the Securities. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We are not incorporating by reference any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we may file with the SEC, unless otherwise specified in such Current Report.

You may obtain copies of any of these filings through Rowan UK as described below, through the SEC or through the SEC’s Internet website as described above or through Rowan UK’s website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this Consent Solicitation/Prospectus Supplement and the accompanying Base Prospectus, by requesting them in writing or by telephone at:

Rowan Companies, Inc.

Attn: Investor Relations Department

2800 Post Oak Boulevard, Suite 5450

Houston, Texas 77056

(713) 960-7517

THE INFORMATION CONTAINED IN OUR WEBSITE IS NOT INCORPORATED BY REFERENCE AND DOES NOT CONSTITUTE A PART OF THIS CONSENT SOLICITATION/PROSPECTUS SUPPLEMENT.

ANNEX A

FORM OF PROPOSED THIRD SUPPLEMENTAL INDENTURE

The Proposed Amendments will become effective upon the execution and delivery of the Third Supplemental Indenture amending the terms of the Indenture as currently in effect. A copy of the current text of the Indenture may be obtained from the Information and Tabulation Agent at the addresses and telephone numbers set forth in this Consent Solicitation Statement/Prospectus Supplement. The proposed text of the Third Supplemental Indenture is set forth below. The text of the Third Supplemental Indenture as executed and delivered may include minor changes from the proposed text, as deemed appropriate by the parties thereto.

ROWAN COMPANIES, INC.

as the Company

ROWAN COMPANIES PLC

as Guarantor

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee

THIRD SUPPLEMENTAL INDENTURE

Dated as of     , 2012

to

INDENTURE

Dated as of July 21, 2009

Third Supplemental Indenture

A-i	Third Supplemental Indenture

THIRD SUPPLEMENTAL INDENTURE, dated as of             , 2012 (this “Supplemental Indenture”), by and between ROWAN COMPANIES, INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), ROWAN COMPANIES PLC, a public limited company incorporated under the laws of England and Wales (the “Parent”), and U.S. BANK NATIONAL ASSOCIATION, a nationally chartered banking association, as trustee under the Indenture referred to below (in such capacity, the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee have heretofore entered into an Indenture dated as of July 21, 2009 (the “Original Indenture”), as supplemented by the First Supplemental Indenture thereto, dated as of July 21, 2009 (the “First Supplemental Indenture”), and the Second Supplemental Indenture thereto, dated as of August 30, 2010 (the “Second Supplemental Indenture”) (the Original Indenture, as supplemented from time to time, including without limitation pursuant to the First Supplemental Indenture, the Second Supplemental Indenture and this Supplemental Indenture, being referred to herein as the “Indenture”);

WHEREAS, pursuant to the First Supplemental Indenture, the Company issued, and the Trustee authenticated and delivered, the Company’s 7.875% Senior Notes due 2019 (the “7.875% Notes”) and, pursuant to the Second Supplemental Indenture, the Company issued, and the Trustee authenticated and delivered, the Company’s 5% Senior Notes due 2017 (together with the 7.875% Notes, the “Notes”);

WHEREAS, pursuant to an Agreement and Plan of Merger and Reorganization, dated as of February 27, 2012, between the Company and Rowan Mergeco, LLC, a newly formed Delaware limited liability company and wholly owned subsidiary of the Company (“Rowan Mergeco”), Rowan Mergeco has, contemporaneously with the effectiveness of this Supplemental Indenture, merged (the “merger”) with and into the Company, with the Company surviving the merger and becoming an indirect, wholly owned subsidiary of the Parent; and

WHEREAS, in connection with the merger, the Company and the Parent have determined that it will be in the best interests of and beneficial to the Company and the Parent for the Parent to guarantee the Notes in accordance with the terms of the Indenture, including Article Fourteen thereof;

WHEREAS, the Company and the Parent desire to execute and deliver this Supplemental Indenture in order to provide for such guarantee and to amend certain terms of the Indenture;

WHEREAS, Section 9.2 of the Indenture expressly permits the Company and the Trustee to enter into one or more supplemental indentures with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes of each series of Notes affected by such supplemental indenture(s), with the Holders of each such series of Notes voting as a separate class (the “Required Consent”);

WHEREAS, the Company has obtained the Required Consent; and

WHEREAS, for the purposes hereinabove recited, and pursuant to due corporate action, each of the Company and the Parent has duly determined to execute and deliver to the Trustee this Supplemental Indenture and all conditions and requirements necessary to make this Supplemental Indenture a valid, legal and binding instrument in accordance with its terms have been done and performed, and the execution and delivery hereof have been in all respects duly authorized.

NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders, as follows:

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ARTICLE ONE

RELATION TO INDENTURE; DEFINITIONS

SECTION 1.01. Relation to Indenture.

This Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 1.02. Definitions.

For all purposes of this Supplemental Indenture, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Indenture.

SECTION 1.03. General References.

Unless otherwise specified or unless the context otherwise requires, (i) all references in this Supplemental Indenture to Articles and Sections refer to the corresponding Articles and Sections of this Supplemental Indenture and (ii) the terms “herein,” “hereof,” “hereunder” and any other word of similar import refer to this Supplemental Indenture.

ARTICLE TWO

AMENDMENTS TO THE INDENTURE

The Indenture is hereby amended as set forth below in this Article Two.

SECTION 2.01. Defined Terms.

Section 1.1 of the Indenture is hereby amended by inserting or restating, as the case may be, each of the following defined terms in its appropriate alphabetical position:

“Guarantor” means the Parent (until a successor Person thereto shall have become such pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor Person) and each Person that becomes a guarantor of any Securities pursuant to the applicable provisions of this Indenture.

“Joint Venture” means any partnership, corporation or other entity in which up to and including 50% of the partnership interests, outstanding Voting Stock or other equity interests is owned, directly or indirectly, by the Parent and/or one or more Subsidiaries of the Parent.

“Parent” means Rowan Companies plc, a public limited company incorporated under the laws of England and Wales.

“Parent Guarantee” means the guarantee by the Parent of the obligations of the Company under the Indenture and each of the series of the Notes, pursuant to the guarantee provisions of the Indenture.

“Permitted Liens” means:

(a) Liens existing on the Issue Date;

(b) Liens on any Person’s property or assets existing at the time the Parent acquires such Person or its property or assets, or at the time such Person becomes a Subsidiary of the Parent;

(c) intercompany Liens in favor of the Parent or any Subsidiary of the Parent;

(d) Liens on assets either (i) securing all or part of the cost of acquiring, constructing, improving, developing or repairing the assets or (ii) securing Indebtedness incurred to finance the acquisition of the assets or the cost of constructing, improving, developing, expanding or repairing the assets and commencing commercial operation of the assets if the applicable Indebtedness was incurred prior to, at the time of or within 24 months after the acquisition, or completion of construction, improvement, development, expansion or repair of the assets or their commencing commercial operation;

A-2	Third Supplemental Indenture

(e) Liens in favor of governmental entities to secure (i) payments under any contract or statute to secure progress or advance payments or (ii) industrial development, pollution control or similar indebtedness;

(f) governmental Liens under contracts for the sale of products or services;

(g) Liens imposed by law, such as mechanic’s or workmen’s Liens;

(h) Liens under workers’ compensation laws or similar legislation;

(i) Liens in connection with legal proceedings or securing taxes or other assessments;

(j) statutory or other Liens arising in the ordinary course of business of the Parent or of any Subsidiary of the Parent and relating to amounts that are not yet delinquent or that the Parent or any Subsidiary of the Parent is contesting in good faith;

(k) Liens on stock, partnership or other equity interests of the Parent in any Joint Venture or of any Subsidiary of the Parent that owns an equity interest in a Joint Venture to secure Indebtedness contributed or advanced solely to that Joint Venture;

(l) good faith deposits in connection with bids, tenders, contracts or leases;

(m) deposits made in connection with maintaining self-insurance, to obtain the benefits of laws, regulations or arrangements relating to unemployment insurance, old age pensions, social security or similar matters or to secure surety, appeal or customs bonds; and

(n) any extensions, substitutions, renewals or replacements of the above-described Liens.

“Principal Property” means any drilling rig, or integral portion thereof, owned or leased by the Parent or any Subsidiary of the Parent and used for drilling offshore oil and gas wells, which, in the opinion of the Board of Directors of the Parent, is of material importance to the business of the Parent and its Subsidiaries considered as a whole; provided, however that no such drilling rig, or portion thereof, shall be deemed of material importance if its net book value (after deducting accumulated depreciation) is less than 2% of the Consolidated Net Tangible Assets of the Parent.

“Sale and Leaseback Transaction” means any arrangement with any Person under which the Parent or any Subsidiary of the Parent leases any Principal Property that the Parent or that Subsidiary has or will sell or transfer to that Person; provided, however, that each of the following shall be deemed not to be a Sale and Leaseback Transaction:

(a) temporary leases for a term of not more than five years;

(b) intercompany leases between the Parent and a Subsidiary or between two or more Subsidiaries of the Parent; and

(c) leases of a Principal Property executed by the time of or within 12 months after the acquisition, the completion of construction, alteration, improvement or repair, or the commencement of commercial operation of such Principal Property.

“Significant Subsidiary” means any Subsidiary of the Parent that would be a “significant subsidiary” as defined in Article 1, Rule 1-02(w) of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

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SECTION 2.02. Notices, Etc., to Trustee, Company and Guarantors.

Section 1.6 of the Indenture is hereby amended by replacing the current subsection (a) with the following:

(a) Any notice or communication by the Company, any of the Guarantors or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

Rowan Companies, Inc.

2800 Post Oak Boulevard, Suite 5450

Houston, Texas 77056

Telephone: (713) 621-7800

Facsimile: (713) 960-7685

Attention: Chief Financial Officer

and

Rowan Companies plc

Rowan House Peterseat Drive

Altens Industrial Estate

Aberdeen, AB12 3HT

Scotland

Telephone: +44 1224 216550

Facsimile: +44 208 4290982

Attention: Chief Financial Officer

with a copy to:

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

Telephone: (713) 220-4200

Facsimile: (713) 220-4285

Attention: Robert V. Jewell

If to the Trustee:

U.S. Bank National Association

5555 San Felipe, Suite 1150

Houston, Texas 77056

Telephone: (713) 235-9208

Facsimile: (713) 235-9213

Attention: Corporate Trust Services

SECTION 2.03. Reports by the Parent.

Section 7.4 of the Indenture is hereby amended and replaced in its entirety by the following text:

Section 7.4. Reports by the Parent.

So long as clauses (1), (2) and (3) of Section 314(a) of the Trust Indenture Act (or any successor provisions of law) are applicable to this Indenture, the Parent shall:

A-4	Third Supplemental Indenture

(a) file with the Trustee, within 15 days after the Parent files the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Parent may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Parent is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b) file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the Parent with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(c) transmit by mail to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Parent pursuant to clauses (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the SEC.

SECTION 2.04. Consolidation, Amalgamation, Merger and Sale.

Article Eight of the Indenture is hereby amended and replaced in its entirety by the following text:

ARTICLE EIGHT

CONSOLIDATION, AMALGAMATION, MERGER AND SALE

Section 8.1. Parent May Merge, Consolidate, Etc., Only on Certain Terms.

The Parent shall not convert, consolidate, amalgamate or merge with or into any other Person or sell, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of the Parent and, if applicable, the Guarantors on a consolidated basis to any other Person unless:

(a) the Person formed by or surviving any such conversion, consolidation, amalgamation or merger (if other than the Parent) or the Person to which such sale, conveyance, transfer, lease or other disposition has been made (or, in either case, the Person who beneficially owns all or substantially all of the voting shares of each class of capital stock issued and outstanding at such time of such Person) assumes or guarantees all the obligations of the Parent under the Securities Guarantee and this Indenture pursuant to agreements reasonably satisfactory to the Trustee, which may include an indenture supplemental hereto (and, pursuant to any such assumption, such Person shall succeed to, and be substituted for, and may exercise every right and power of, the Parent under this Indenture with the same effect as if such Person had been named as the Parent herein and, thereafter, except in the case of a lease, the predecessor Parent and each of the Guarantors shall be relieved of all obligations and covenants under this Indenture and the Securities Guarantee);

(b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(c) the Parent has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such conversion, consolidation, amalgamation, merger, conveyance, sale, transfer, lease or other disposition and such supplemental indenture, if any, comply with this Article Eight and that all conditions precedent herein provided for relating to such transaction have been complied with.

A-5	Third Supplemental Indenture

Section 8.2. Merger, Consolidation, Etc. of Company.

Notwithstanding anything to the contrary set forth herein, nothing in this Indenture or in any of the Securities or any supplemental indenture shall be deemed to prohibit or in any way limit any transaction (or conversion of legal status to a limited liability company) involving the Company, including without limitation any conversion, consolidation, amalgamation, merger or sale, conveyance, transfer, lease or other disposition of property or assets. At any time, the Parent or any of its successors may succeed to and be substituted for the Company by supplemental indenture, with the same effect as if it had been named herein as the Company, and the Company shall thereupon be released from all obligations under the Indenture and under the Securities.

SECTION 2.05. Limitation on Liens.

With respect to the Notes, Section 10.7 of the Indenture is hereby amended and replaced in its entirety by the following text; provided, however, that each such amendment shall apply only to the Notes and not to any other series of Securities issued under the Indenture:

Section 10.7 Limitation on Liens.

(a) The Parent shall not, and shall not permit any of its Subsidiaries to, issue, assume or guarantee any Indebtedness for borrowed money secured by any Lien upon any Principal Property without making effective provision whereby the Notes (together with, if the Parent shall so determine, any other Indebtedness or other obligation of the Parent or any Subsidiary of the Parent) shall be secured equally and ratably with (or, at the option of the Parent, prior to) the Indebtedness so secured for so long as such Indebtedness is so secured. The foregoing restrictions will not, however, apply to Indebtedness secured by Permitted Liens.

(b) Notwithstanding the immediately preceding paragraph (a), without securing the Notes, the Parent or any Subsidiary of the Parent may issue, assume or guarantee Indebtedness that such paragraph (a) would otherwise restrict or prohibit, in a total principal amount that, when added to all of the other outstanding Indebtedness of the Parent and its Subsidiaries that such paragraph (a) would otherwise restrict or prohibit and the total amount of Attributable Indebtedness outstanding for Sale and Leaseback Transactions (other than any such Attributable Indebtedness for outstanding Sale and Leaseback Transactions in connection with which the Parent or the Company has voluntarily retired or caused to have been voluntarily retired debt securities issued under this Indenture, Indebtedness of equal rank or Funded Indebtedness (in each case as described in clause (c) of Section 10.8)), does not exceed 15% of the Consolidated Net Tangible Assets of the Parent.

SECTION 2.06. Limitation on Sale and Leaseback Transactions.

With respect to the Notes, Section 10.8 of the Indenture is hereby amended and replaced in its entirety by the following text; provided, however, that each such amendment shall apply only to the Notes and not to any other series of Securities issued under the Indenture:

Section 10.8 Limitation on Sale and Leaseback Transactions.

The Parent shall not, and shall not permit any of its Subsidiaries to, enter into a Sale and Leaseback Transaction, unless one of the following applies:

(a) the Parent or such Subsidiary could incur Indebtedness in a principal amount equal to the Attributable Indebtedness for that Sale and Leaseback Transaction and, without violating Section 10.7, could secure that Indebtedness by a Lien on the property to be leased without equally or ratably securing the Notes;

(b) after the issuance of the Notes and within the period beginning nine months before the closing of the Sale and Leaseback Transaction and ending nine months after such closing, the Parent or any of its

A-6	Third Supplemental Indenture

Subsidiaries have expended for property used or to be used in the ordinary course of business an amount equal to all or a portion of the net proceeds of the transaction, and the Parent has elected to designate that amount as a credit against that transaction (with any amount not so designated to be applied as set forth in clause (c) below or as otherwise permitted); or

(c) during the nine-month period after the effective date of the Sale and Leaseback Transaction, the Parent or the Company has applied or caused to have been applied to the voluntary defeasance or retirement of any debt securities under the Indenture, any Indebtedness of equal rank to the Notes or any Funded Indebtedness, an amount equal to the net proceeds of the sale or transfer of the property leased in the Sale and Leaseback Transaction (or, if greater, the fair value of that property at the time of the Sale and Leaseback Transaction as determined by the Board of Directors of the Parent) adjusted to reflect the remaining term of the lease and any amount expended as set forth in the immediately preceding clause (b).

SECTION 2.07. Additional Event of Default.

Each of Section 3.02 of the First Supplemental Indenture and Section  3.02 of the Second Supplemental Indenture is hereby deleted in its entirety.

SECTION 2.08. Parent Guarantee.

Article Fourteen of the Indenture shall apply to the Notes. The Parent hereby agrees that it shall be a Guarantor of each of the series of the Notes in accordance with Article Fourteen of the Indenture. For purposes of this Supplemental Indenture and each of the series of the Notes (including, without limitation, the provisions of the Indenture to the extent applicable thereto), the term “Guarantor” shall mean the Parent and, accordingly, the Parent Guarantee shall be a Securities Guarantee with respect to the Indenture and each of the series of the Notes; provided, however, that the Securities Guarantee granted hereby shall not apply to any obligations under any series of Securities other than each of the series of the Notes. The Guarantor hereby agrees that its Parent Guarantee set forth in Article Fourteen of the Indenture will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Parent Guarantee.

With respect to the Notes, Article Fourteen of the Original Indenture is hereby amended by adding the following Section 14.4 thereto:

Section 14.4 Releases.

The Parent will be released and relieved of any obligations under its Parent Guarantee immediately upon Legal Defeasance in accordance with Article Thirteen or satisfaction and discharge of this Indenture in accordance with Article Four. The Parent will also be released and relieved of any obligations under its Parent Guarantee immediately upon the merger of the Parent with and into the Company.

ARTICLE THREE

MISCELLANEOUS

SECTION 3.01. Certain Trustee Matters.

The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.

The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or the Notes or the proper authorization or the due execution hereof or thereof by the Company or the Parent.

Except as expressly set forth herein, nothing in this Supplemental Indenture shall alter the duties, rights or obligations of the Trustee set forth in the Indenture.

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The Trustee makes no representation or warranty as to the validity or sufficiency of the information contained in the prospectus supplement related to the Notes, except such information which specifically pertains to the Trustee itself, or any information incorporated therein by reference.

SECTION 3.02. Continued Effect.

Except as expressly supplemented and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 3.03. Governing Law.

This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 3.04. Counterparts.

This instrument may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

(Remainder of Page Intentionally Left Blank)

A-8	Third Supplemental Indenture

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and delivered, all as of the date first written above.

THE COMPANY:

ROWAN COMPANIES, INC.

By:
Name:	William H. Wells
Title:	Senior Vice President, Chief Financial Officer and Treasurer

THE PARENT:

ROWAN COMPANIES PLC

By:
Name:	William H. Wells
Title:	Senior Vice President, Chief Financial Officer and Treasurer

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

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PROSPECTUS

COMMON STOCK

PREFERRED STOCK

SENIOR DEBT SECURITIES

SUBORDINATED DEBT SECURITIES

GUARANTEES

WARRANTS

UNITS

We, Rowan Companies, Inc. (“Rowan Delaware”), may offer and sell from time to time in one or more offerings the following securities:

(1) shares of common stock;

(2) shares of preferred stock, in one or more series, which may be convertible into or exchangeable for debt securities or common stock;

(3) senior debt securities, which may be convertible into or exchangeable for common stock or preferred stock;

(4) subordinated debt securities, which may be convertible into or exchangeable for common stock or preferred stock;

(5) warrants to purchase common stock, preferred stock, debt securities or units; and/or

(6) units consisting of any combination of common stock, preferred stock, debt securities or warrants.

Rowan Companies Limited, an English private limited company (“Rowan UK”), may offer and sell from time to time guarantees of debt securities of Rowan Delaware, whether newly issued or outstanding.

This prospectus provides a general description of the securities we may offer. Supplements to this prospectus will provide the specific terms of the securities that we actually offer, including the offering prices. You should carefully read this prospectus, any applicable prospectus supplement and any information under the headings “Where You Can Find More Information” and “Incorporation by Reference” before you invest in any of these securities. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that describes those securities.

We may offer and sell these securities to or through underwriters, dealers, to other purchasers and/or through agents on a continuous or delayed basis. Supplements to this prospectus will specify the names of and arrangements with any underwriters or agents.

Our common stock is listed for trading on the New York Stock Exchange under the symbol “RDC.”

Investing in our securities involves risks. Please read “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 16, 2012.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information provided in the prospectus supplement. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of the securities covered by this prospectus in any jurisdiction where the offer is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement and any other document incorporated by reference is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Under no circumstances should the delivery to you of this prospectus or any exchange or redemption made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “Rowan UK” mean Rowan Companies Limited, all references to “Rowan,” “we,” “us” and “our” mean Rowan Companies, Inc. and its wholly owned subsidiaries (including Rowan Companies Limited), and all references to “Rowan Delaware” mean Rowan Companies, Inc. and not any of its subsidiaries. In this prospectus, we sometimes refer to the senior debt securities and subordinated debt securities as “debt securities” and the common stock, preferred stock, debt securities, warrants, units and guarantees, collectively, as the “securities.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), that registers the issuance and sale of the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

We file annual, quarterly, and other reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public through the SEC’s website at http://www.sec.gov and are also available free of charge through our web site at http://www.rowancompanies.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Other than the specific documents incorporated by reference, information on our web site is not incorporated into this prospectus or our other securities filings and does not form a part of this prospectus. You may also read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information that we file with them. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of current reports on Form 8-K or other applicable SEC rules) rather than filed:

•	our annual report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 28, 2012;

•	our current reports on Form 8-K, filed with the SEC on February 3, 2012, February 28, 2012 and March 15, 2012; and

•

the description of our common stock set forth in our registration statements filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until our offerings hereunder are completed will be deemed to be incorporated by reference into this prospectus and will be a part of this prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at the following address or calling the following number:

Rowan Companies, Inc.

2800 Post Oak Boulevard, Suite 5450

Houston, Texas 77056

(713) 621-7800

Attn: Investor Relations

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and other documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21(E) of the Exchange Act that are subject to a number of risks and uncertainties and are based on information as of the date hereof. Forward-looking statements include words such as “anticipate,” “believe,” “expect,” “plan,” “intend,” “estimate,” “project,” “could,” “should,” “may,” “might” or similar expressions. The forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions with respect thereto and with respect to future operations. Forward-looking statements also specifically include statements regarding expected financial performance; expected utilization, day rates, revenues, operating expenses, contract term, contract backlog, capital expenditures, insurance, financing and funding; the timing of availability, delivery, mobilization, contract commencement or relocation or other movement of rigs; future rig construction and costs (including construction in progress and completion thereof), enhancement, upgrade or repair and timing thereof; the suitability of rigs for future contracts; general market, business and industry conditions, trends and outlook; future operations; increased regulatory oversight; expected contributions from our rig fleet expansion program and our entry into the deepwater market; expense management; and the likely outcome of legal proceedings or insurance or other claims and the timing thereof.

Forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Among the factors that could cause actual results to differ materially are the following:

•	the failure of the merger agreement (as defined in “The Companies – Recent Developments”) to be adopted by our stockholders;

•	the postponement or abandonment of the merger (as defined in “The Companies – Recent Developments”) by Rowan Delaware’s Board of Directors at any time;

•

changes in foreign or domestic laws, including tax laws, that could effectively preclude us from completing the merger or reduce or eliminate the benefits we expect to achieve from our restructuring related to the merger;

•	any other inability to realize expected benefits from the merger or the occurrence of difficulties in connection with the merger;

•	any negative publicity resulting from the proposed merger having an adverse effect on our business;

•

an SEC stop order or other action or any other decree, order or injunction preventing Rowan UK’s Registration Statement on Form S-4, which was declared effective by the SEC on March 5, 2012, relating to the merger from becoming or remaining effective or preventing Rowan Delaware from holding the special meeting for the adoption of the merger agreement by its stockholders or completing the merger;

•	an inability to satisfy all of the conditions to closing set forth in the merger agreement;

•	costs related to the merger, which could be greater than expected;

•

the continued impact of the Macondo well incident on offshore drilling operations, including current and future actual or de facto drilling permit and operations delays, moratoria or suspensions, new and future regulatory, legislative or permitting requirements (including requirements related to certification and testing of blow-out preventers and other equipment or otherwise impacting operations), changes in laws, rules and regulations that have or may impose increased financial responsibility, additional oil spill abatement contingency plan capability requirements and other governmental actions that may result in claims by our customers of force majeure or otherwise adversely affect our existing drilling contracts;

•	other governmental regulatory, legislative and permitting requirements affecting drilling operations, including limitations on drilling locations, such as the Gulf of Mexico during hurricane season;

•	changes in worldwide rig supply and demand, competition or technology, including as a result of delivery of newbuild drilling rigs;

•

future levels of drilling activity and expenditures, whether as a result of global capital markets and liquidity, prices of oil and natural gas or otherwise, which may cause us to idle or stack additional rigs;

•

downtime and other risks associated with offshore rig operations or rig relocations, including rig or equipment failure, damage and other unplanned repairs, the limited availability of transport vessels, hazards, self-imposed drilling limitations and other delays due to severe storms and hurricanes and the limited availability or high cost of insurance coverage for certain offshore perils, such as hurricanes in the Gulf of Mexico or associated removal of wreckage or debris;

•	possible cancellation or suspension of drilling contracts as a result of mechanical difficulties, performance or other reasons;

•

risks inherent to shipyard rig construction, repair or enhancement, unexpected delays in equipment delivery and engineering or design issues following shipyard delivery, or changes in the dates our rigs will enter a shipyard, be delivered, return to service or enter service;

•	actual contract commencement dates;

•	environmental or other liabilities, risks or losses, whether related to storm or hurricane damage, losses or liabilities (including wreckage or debris removal) or otherwise;

•	our ability to attract and retain skilled personnel on commercially reasonable terms, whether due to competition from other contract drillers, labor regulations or otherwise;

•

governmental action and political and economic uncertainties, including uncertainty or instability resulting from civil unrest, political demonstrations, mass strikes, or an escalation or additional outbreak of armed hostilities or other crises in oil or natural gas producing areas of the Middle East or other geographic areas, which may result in expropriation, nationalization, confiscation or deprivation of our assets or result in claims of a force majeure situation;

•	terrorism, piracy or military action impacting our operations, assets or financial performance;

•

the outcome of legal proceedings, or other claims or contract disputes, including any inability to collect receivables or resolve significant contractual or day rate disputes, any purported renegotiation, nullification, cancellation or breach of contracts with customers or other parties and any failure to negotiate or complete definitive contracts following announcements of receipt of letters of intent; and

•	potential long-lived asset or goodwill impairments.

The factors identified above are believed to be important factors (but not necessarily all of the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by us. Other factors not discussed herein could also have material adverse effects on us. All forward-looking statements included in this prospectus and any accompanying prospectus supplement are expressly qualified in their entirety by the foregoing cautionary statements. All forward-looking statements contained in this prospectus speak only as of the date of this document. We undertake no obligation to update or revise publicly any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this prospectus, or to reflect the occurrence of unanticipated events.

INDUSTRY AND MARKET DATA

We have obtained some industry and market share data from third-party sources that we believe are reliable. In many cases, however, we have made statements in this prospectus (or in documents incorporated by reference in this prospectus) regarding our industry and our position in the industry based on estimates made based on our experience in the industry and our own investigation of market conditions. We believe these estimates to be accurate as of the date of this prospectus. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that the industry and market data included or incorporated by reference in this prospectus, and estimates and beliefs based on that data, may not be reliable. We cannot, and the underwriters cannot, guarantee the accuracy or completeness of any such information.

RISK FACTORS

The securities to be offered by this prospectus may involve a high degree of risk. When considering an investment in any of the securities, you should consider carefully all of the risk factors described under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2011 or any other document filed by us with the SEC after the date of this prospectus (including, but not limited to, subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, or amendments to such reports). If applicable, we will include in any prospectus supplement a description of those significant factors that could make the offering described in the prospectus supplement speculative or risky.

THE COMPANIES

We are a major provider of global contract drilling services. We provide contract drilling services utilizing a fleet of 31 self-elevating mobile offshore drilling platforms (“jack-up rigs”). Our primary focus is on high-specification and premium jack-up rigs, which our customers use for offshore exploratory and development drilling and, in certain areas, well workover operations. We also have three new ultra-deepwater drillships under construction that will be added to our fleet in 2013 and 2014.

Rowan Delaware was organized in 1947 as a Delaware corporation under the name Rowan Drilling Company, Inc. and is a successor to a contract drilling business conducted since 1923. The principal executive offices of Rowan Delaware in the U.S. are currently located at 2800 Post Oak Boulevard, Suite 5450, Houston, Texas 77056, and the telephone number is (713) 621-7800. Our Internet website is www.rowancompanies.com. The information contained on our web site or that can be accessed through our web site is not incorporated by reference into this prospectus, and you should not consider the information contained on our web site to be part of this prospectus.

Rowan UK is a newly formed English private limited company named “Rowan Companies Limited” and is a subsidiary of Rowan Delaware. Rowan UK does not have a significant amount of assets or liabilities and has not engaged in any business since its formation other than activities associated with its anticipated participation in the merger referred to below. The principal executive offices of Rowan UK are currently located at Rowan House, Peterseat Drive, Altens Industrial Estate, Aberdeen, AB12 3HT, Scotland, and the telephone number is +44 1224 216550.

Recent Developments

If approved by Rowan Delaware’s stockholders at a special meeting scheduled for April 16, 2012, we plan to restructure our corporate entities, which would include changing the jurisdiction of incorporation of our parent company from Delaware to the United Kingdom, where we already have substantial and growing operations. Under the Agreement and Plan of Merger and Reorganization, dated as of February 27, 2012 (as amended, the “merger agreement”), between Rowan Delaware and Rowan Mergeco, LLC, a newly formed Delaware limited liability company and wholly owned subsidiary of Rowan Delaware, subject to the satisfaction of the conditions stated therein, including stockholder approval, Rowan Mergeco, LLC will merge (the “merger”) with and into Rowan Delaware, with Rowan Delaware surviving the merger as an indirect, wholly owned subsidiary of Rowan UK. Immediately before the effective time of the merger, Rowan UK will re-register as an English public limited company named “Rowan Companies plc” or a similar name. As a result of the merger, Rowan UK will become the parent company of the Rowan group of companies, including Rowan Delaware.

USE OF PROCEEDS

Unless otherwise specified in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of the securities offered pursuant to this prospectus and any prospectus supplement for general corporate purposes. These purposes may include, but are not limited to:

•	reduction or refinancing of debt or other corporate obligations;

•	acquisitions;

•	capital expenditures; and

•	working capital.

The actual application of proceeds from the sale of any particular tranche of securities issued hereunder will be described in the applicable prospectus supplement relating to such tranche of securities. We may invest funds not required immediately for these purposes in marketable securities and short-term investments. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends on a consolidated basis for the periods shown. You should read these ratios of earnings to fixed charges in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference into this prospectus.

	Year Ended December 31,
	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges (1)	2.0x	5.8x	14.4x	28.3x	20.2x

(1)	The ratio of earnings to fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges for the periods presented because no shares of preferred stock were outstanding during these periods.

For these ratios, “earnings” means the sum of (a) pre-tax income from continuing operations, (b) fixed charges and (c) amortization of capitalized interest, minus interest capitalized. “Fixed charges” means the sum of (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses relating to indebtedness, and (c) an estimate of the portion of rental expense that represents an interest factor. Earnings for the years 2007 through 2010 have been adjusted to exclude income from our former manufacturing and land drilling businesses, which were sold in 2011.

DESCRIPTION OF CAPITAL STOCK

As used in this description, the words “we,” “us” and “our” refer to Rowan Delaware and not to any of its subsidiaries or affiliates. As of the date of this prospectus, we are authorized to issue up to 150,000,000 shares of common stock, $0.125 par value per share, and up to 5,000,000 shares of preferred stock, $1.00 par value per share. As of March 8, 2012, we had approximately 123,562,295 shares of common stock and no shares of preferred stock outstanding.

The following summary of the rights, preferences and privileges of our capital stock and certificate of incorporation and bylaws does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our certificate of incorporation and bylaws.

Common Stock

Holders of common stock are entitled to one vote per share on all matters presented at any official meeting of Rowan stockholders. Because holders of common stock do not have cumulative voting rights, the holders of a majority of the shares of common stock can elect all of the members of the board of directors standing for election. Subject to the rights of holders of preferred stock, the holders of common stock are entitled to receive dividends in such amounts and at such times as may be declared by the board of directors out of funds legally available therefor. Upon our liquidation, dissolution or winding up, and subject to any prior rights of outstanding preferred stock, the holders of our common stock will be entitled to share pro rata in the distribution of all of our assets available for distribution to our stockholders after satisfaction of all of our liabilities and the payment of the liquidation preference of any preferred stock that may be outstanding. The common stock carries no preemptive rights and shares of common stock have no redemption, sinking fund or conversion privileges. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series and the board of directors, without further approval of stockholders, is authorized to fix the dividend rates and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The following description of the terms of the preferred stock sets forth some of the general terms and provisions of our authorized preferred stock. If we offer preferred stock under this prospectus, the terms may include the following:

•	the series, the number of shares offered and the stated value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, if any, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable, optionally or mandatorily, or subject to a sinking fund, and the terms of any redemption or sinking fund;

•	whether the preferred stock is convertible into, or exchangeable for, any other securities, and the terms of any conversion; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

The description of the terms of the preferred stock is not complete and will be subject to and qualified by the certificate of designation relating to any applicable series of preferred stock.

One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. As a result, the issuance of shares of the preferred stock under the board of directors’ authority described above may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock or any other series of our preferred stock. The issuance of shares of preferred stock may also adversely affect the rights of the holders of common stock. For example, any preferred stock issued by us will rank prior to the common stock as to dividend rights and liquidation preference, and may have full or limited voting rights and may be convertible into shares of common stock or other securities.

Delaware Anti-Takeover Law

As a Delaware corporation, we are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

Section 203 defines a “business combination” as a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholders. Section 203 defines an “interested stockholder” as a person who, together with affiliates and associates, owns, or, in some cases, within three years prior, did own, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between us and an interested stockholder is prohibited unless:

•	our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder prior to the date the person attained the status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

the business combination is approved by our board of directors on or subsequent to the date the person became an interested stockholder and authorized at an annual or special meeting of the stockholders by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

This provision has an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock. With approval of our stockholders, we could amend our certificate of incorporation in the future to elect not to be governed by this anti-takeover law. This election would be effective 12 months after the adoption of the amendment and would not apply to any business combination between us and any person who became an interested stockholder on or before the adoption of the amendment.

Provisions of Our Certificate of Incorporation and Bylaws

Our Certificate of Incorporation provides that directors are to be elected in three classes of as nearly an equal number as possible for a term of three years each. Our Board of Directors has resolved to seek a stockholder vote to approve the declassification of our Board of Directors at our 2012 annual meeting of stockholders. If the declassification is approved by our stockholders, beginning in 2013, all director nominees standing for election would be elected for a one-year term. Our Bylaws provide that the board of directors shall fix the number of directors. Our Certificate of Incorporation provides that any newly created directorship resulting from an increase in the number of directors or a vacancy on the board shall be filled by vote of a majority of the remaining directors of the class in which such vacancy occurs, or by the sole remaining director of that class if only one such director remains, or by the majority vote of the remaining directors of the other two classes if there be no remaining member of the class in which the vacancy occurs. A director elected to fill a vacancy shall be elected for the remainder of the then present term of office of the class to which the director was elected. Our Bylaws also provide that special meetings of the stockholders may only be called by our board of directors, its chairman, our president or our chief executive officer, and our Certificate of Incorporation provides that the stockholders may not act by written consent.

The provisions of our Bylaws and Certificate of Incorporation as described in the previous paragraph may not be amended without the approval of holders of a majority of the outstanding shares of capital stock entitled to vote in the election of directors.

DESCRIPTION OF DEBT SECURITIES

As used in this description, the words “we,” “us” and “our” refer to Rowan Delaware and not to any of its subsidiaries or affiliates. Any debt securities that we offer under a prospectus supplement will be direct, unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and U.S. Bank National Association, as trustee. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called “indentures.” The indentures will be supplemented by supplemental indentures, the material provisions of which will be described in a prospectus supplement.

We have summarized some of the material provisions of the indentures below. This summary does not restate those agreements in their entirety. A form of senior indenture and a form of subordinated indenture have been filed as exhibits to the registration statement of which this prospectus is a part. We urge you to read each of the indentures because each one, and not this description, defines the rights of holders of debt securities.

Capitalized terms defined in the indentures have the same meanings when used in this prospectus.

General

The debt securities issued under the indentures will be our direct, unsecured general obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will have a junior position to all of our senior debt.

The following description sets forth the general terms and provisions that could apply to debt securities that we may offer to sell. A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following, among others:

•	the title and type of the debt securities;

•	the total principal amount of the debt securities;

•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

•	the dates on which the principal of the debt securities will be payable;

•	the interest rate which the debt securities will bear and the interest payment dates for the debt securities;

•	any conversion or exchange features;

•	any optional redemption periods;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

•	any provisions granting special rights to holders when a specified event occurs;

•	any changes to or additional events of default or covenants;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered; and

•	any other terms of the debt securities.

Neither of the indentures will limit the amount of debt securities that may be issued. Each indenture will allow debt securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.

Debt securities of a series may be issued in registered or global form.

Covenants

Under the indentures, we:

•	will pay the principal of, and interest and any premium on, the debt securities when due;

•	will maintain a place of payment;

•	will deliver a certificate to the trustee each fiscal year reviewing our compliance with our obligations under the indentures;

•	will preserve our corporate existence; and

•	will segregate or deposit with any paying agent sufficient funds for the payment of any principal, interest or premium on or before the due date of such payment.

Mergers and Sale of Assets

Each of the indentures will provide that we may not consolidate with or merge into any other Person or sell, convey, transfer or lease all or substantially all of our properties and assets (on a consolidated basis) to another Person, unless:

•

the Person formed by or surviving any such conversion, consolidation, amalgamation or merger (if other than us) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of our obligations under such indenture and the debt securities governed thereby pursuant to agreements reasonably satisfactory to the trustee, which may include a supplemental indenture;

•	we or the successor will not immediately be in default under such indenture; and

•

we deliver an officer’s certificate and opinion of counsel to the trustee stating that such consolidation, amalgamation, merger, conveyance, sale, transfer or lease and any supplemental indenture comply with such indenture and that all conditions precedent set forth in such indenture have been complied with.

Upon the assumption of our obligations under each indenture by a successor, we will be discharged from all obligations under such indenture.

As used in the indenture and in this description, the word “Person” means any individual, corporation, company, limited liability company, partnership, limited partnership, joint venture, association, joint-stock company, trust, other entity, unincorporated organization or government or any agency or political subdivision thereof.

Events of Default

“Event of default,” when used in the indentures with respect to debt securities of any series, will mean any of the following:

(1) default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

(2) default in the payment of the principal of (or premium, if any, on) any debt security of that series at its maturity;

(3) default in the performance, or breach, of any covenant set forth in Article Ten of the applicable indenture (other than a covenant a default in the performance of which or the breach of which is elsewhere specifically dealt with as an event of default or which has expressly been included in such indenture solely for the benefit of one or more series of debt securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the then-outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” thereunder;

(4) default in the performance, or breach, of any covenant in the applicable indenture (other than a covenant set forth in Article Ten of such indenture or any other covenant a default in the performance of which or the breach of which is elsewhere specifically dealt with as an event of default or which has expressly been included in such indenture solely for the benefit of one or more series of debt securities other than that series), and continuance of such default or breach for a period of 120 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the then-outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” thereunder;

(5) we, pursuant to or within the meaning of any bankruptcy law, (i) commence a voluntary case, (ii) consent to the entry of any order for relief against us in an involuntary case, (iii) consent to the appointment of a custodian of us or for all or substantially all of our property, or (iv) make a general assignment for the benefit of our creditors;

(6) a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against us in an involuntary case, (ii) appoints a custodian of us or for all or substantially all of our property, or (iii) orders the liquidation of us, and the order or decree remains unstayed and in effect for 60 consecutive days;

(7) default in the deposit of any sinking fund payment when due; or

(8) any other event of default provided with respect to debt securities of that series in accordance with provisions of the indenture related to the issuance of such debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, interest or any premium) if it considers the withholding of notice to be in the interests of the holders.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of all of the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can void the declaration.

Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount outstanding of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

Amendments and Waivers

Subject to certain exceptions, the indentures, the debt securities issued thereunder or the subsidiary guarantees may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the then-outstanding debt securities of each series affected by such amendment or supplemental indenture, with each such series voting as a separate class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with respect to each series of debt securities with the consent of the holders of a majority in principal amount of the then-outstanding debt securities of such series voting as a separate class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities).

Without the consent of each holder of the outstanding debt securities affected, an amendment, supplement or waiver may not, among other things:

(1) change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the applicable indenture, change the coin or currency in which any debt security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date therefor);

(2) reduce the percentage in principal amount of the then-outstanding debt securities of any series, the consent of the holders of which is required for any such amendment or supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences provided for in the applicable indenture;

(3) modify any of the provisions set forth in (i) the provisions of the applicable indenture related to the holder’s unconditional right to receive principal, premium, if any, and interest on the debt securities or (ii) the provisions of the applicable indenture related to the waiver of past defaults under such indenture;

(4) waive a redemption payment with respect to any debt security; provided, however, that any purchase or repurchase of debt securities shall not be deemed a redemption of the debt securities;

(5) release any guarantor from any of its obligations under its guarantee or the applicable indenture, except in accordance with the terms of such indenture (as amended or supplemented); or

(6) make any change in the foregoing amendment and waiver provisions, except to increase any percentage provided for therein or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each then-outstanding debt security affected thereby.

Notwithstanding the foregoing, without the consent of any holder of debt securities, we, the guarantors and the trustee may amend each of the indentures or the debt securities issued thereunder to:

(1) cure any ambiguity or defect or to correct or supplement any provision therein that may be inconsistent with any other provision therein;

(2) evidence the succession of another Person to us and the assumption by any such successor of our covenants therein and, to the extent applicable, of the debt securities;

(3) provide for uncertificated debt securities in addition to or in place of certificated debt securities; provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended (the “Code”), or in the manner such that the uncertificated debt securities are described in Section 163(f)(2)(B) of the Code;

(4) add a guarantee and cause any Person to become a guarantor, and/or to evidence the succession of another Person to a guarantor and the assumption by any such successor of the guarantee of such guarantor therein and, to the extent applicable, endorsed upon any debt securities of any series;

(5) secure the debt securities of any series;

(6) add to the our covenants such further covenants, restrictions, conditions or provisions as we shall consider to be appropriate for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series), to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the applicable indenture as set forth therein, or to surrender any right or power therein conferred upon us; provided, that in respect of any such additional covenant, restriction, condition or provision, such amendment or supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an event of default or may limit the remedies available to the trustee upon such an event of default or may limit the right of the holders of a majority in aggregate principal amount of the debt securities of such series to waive such an event of default;

(7) make any change to any provision of the applicable indenture that does not adversely affect the rights or interests of any holder of debt securities issued thereunder;

(8) provide for the issuance of additional debt securities in accordance with the provisions set forth in the applicable indenture on the date of such indenture;

(9) add any additional defaults or events of default in respect of all or any series of debt securities;

(10) add to, change or eliminate any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

(11) change or eliminate any of the provisions of the applicable indenture; provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such amendment or supplemental indenture that is entitled to the benefit of such provision;

(12) establish the form or terms of debt securities of any series as permitted thereunder, including to reopen any series of any debt securities as permitted thereunder;

(13) evidence and provide for the acceptance of appointment thereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of such indenture;

(14) conform the text of the applicable indenture (and/or any supplemental indenture) or any debt securities issued thereunder to any provision of a description of such debt securities appearing in a prospectus or prospectus supplement or an offering memorandum or offering circular to the extent that such provision appears on its face to have been intended to be a verbatim recitation of a provision of such indenture (and/or any supplemental indenture) or any debt securities issued thereunder; or

(15) modify, eliminate or add to the provisions of the applicable indenture to such extent as shall be necessary to effect the qualification of such indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or under any similar federal statute subsequently enacted, and to add to such indenture such other provisions as may be expressly required under the Trust Indenture Act.

The consent of the holders is not necessary under either indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment with the consent of the holders under an indenture becomes effective, we are required to mail to the holders of debt securities thereunder a notice briefly describing such amendment. However, the failure to give such notice to all such holders, or any defect therein, will not impair or affect the validity of the amendment.

Legal Defeasance and Covenant Defeasance

Each indenture provides that we may, at our option and at any time, elect to have all of our obligations discharged with respect to the debt securities outstanding thereunder and all obligations of any guarantors of such debt securities discharged with respect to their guarantees (“Legal Defeasance”), except for:

(1) the rights of holders of outstanding debt securities to receive payments in respect of the principal of, or interest or premium, if any, on, such debt securities when such payments are due from the trust referred to below;

(2) our obligations with respect to the debt securities concerning temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities, the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and our and each guarantor’s obligations in connection therewith; and

(4) the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the applicable indenture.

In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain provisions of each indenture, including certain provisions described in any prospectus supplement (such release and termination being referred to as “Covenant Defeasance”), and thereafter any failure to comply with such obligations or provisions will not constitute a default or event of default. In addition, in the event Covenant Defeasance occurs in accordance with the applicable indenture, any defeasible event of default will no longer constitute an event of default.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable U.S. government securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, and interest and premium, if any, on, the outstanding debt securities on the stated date for payment thereof or on the applicable redemption date, as the case may be, and we must specify whether the debt securities are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the issue date of the debt securities, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no default or event of default shall have occurred and be continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit);

(5) the deposit must not result in a breach or violation of, or constitute a default under, any other instrument to which we are, or any guarantor is, a party or by which we are, or any guarantor is, bound;

(6) such Legal Defeasance or Covenant Defeasance must not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable indenture) to which we are, or any of our subsidiaries is, a party or by which we are, or any of our subsidiaries is, bound;

(7) we must deliver to the trustee an officer’s certificate stating that the deposit was not made by us with the intent of preferring the holders of debt securities over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or the creditors of others;

(8) we must deliver to the trustee an officer’s certificate stating that all conditions precedent set forth in clauses (1) through (6) of this paragraph have been complied with; and

(9) we must deliver to the trustee an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications, and exclusions) stating that all conditions precedent set forth in clauses (2), (3) and (6) of this paragraph have been complied with.

Satisfaction and Discharge

Each of the indentures will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of debt securities and certain rights of the trustee, as expressly provided for in such indenture) as to all outstanding debt securities issued thereunder and the guarantees issued thereunder when:

(1) either (a) all of the debt securities theretofore authenticated and delivered under such indenture (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for the payment of which money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation or (b) all debt securities not theretofore delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of us, and we have irrevocably deposited or caused to be deposited with the trustee funds, in an amount sufficient to pay and discharge the entire indebtedness on the debt securities not theretofore delivered to the trustee for cancellation, for principal of and premium, if any, and interest on the debt securities to the date of deposit (in the case of debt securities that have become due and payable) or to the stated maturity or redemption date, as the case may be, together with instructions from us irrevocably directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) we have paid all other sums then due and payable under such indenture by us; and

(3) we have delivered to the trustee an officer’s certificate and an opinion of counsel, which, taken together, state that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.

No Personal Liability of Directors, Managers, Officers, Employees, Partners, Members and Stockholders

No director, manager, officer, employee, incorporator, partner, member or stockholder of us or any guarantor, as such, shall have any liability for any of our obligations or those of the guarantors under the debt securities, the indentures, the guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities, upon our issuance of the debt securities and execution of the indentures, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Denominations

Unless stated otherwise in the prospectus supplement for each issuance of debt securities, the debt securities will be issued in denominations of $1,000 each or integral multiples of $1,000.

Paying Agent and Registrar

The trustee will initially act as paying agent and registrar for the debt securities. We may change the paying agent or registrar without prior notice to the holders of the debt securities, and we may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange debt securities in accordance with the applicable indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and we may require a holder to pay any taxes and fees required by law or permitted by the applicable indenture. We are not required to transfer or exchange any debt security selected for redemption. In addition, we are not required to transfer or exchange any debt security for a period of 15 days before a selection of debt securities to be redeemed.

Subordination

The payment of the principal of and premium, if any, and interest on subordinated debt securities and any of our other payment obligations in respect of subordinated debt securities (including any obligation to repurchase subordinated debt securities) is subordinated in certain circumstances in right of payment, as set forth in the subordinated indenture, to the prior payment in full in cash of all senior debt.

We also may not make any payment, whether by redemption, purchase, retirement, defeasance or otherwise, upon or in respect of subordinated debt securities, except from a trust described under “— Legal Defeasance and Covenant Defeasance,” if:

•	a default in the payment of all or any portion of the obligations on any designated senior debt (“payment default”) occurs that has not been cured or waived; or

•

any other default occurs and is continuing with respect to designated senior debt pursuant to which the maturity thereof may be accelerated (“non-payment default”) and, solely with respect to this clause, the trustee for the subordinated debt securities receives a notice of the default (a “payment blockage notice”) from the trustee or other representative for the holders of such designated senior debt.

Cash payments on subordinated debt securities will be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived, and (b) in case of a nonpayment default, the earliest of the date on which such nonpayment default is cured or waived, the termination of the payment blockage period by written notice to the trustee for the subordinated debt securities from the trustee or other representative for the holders of such designated senior debt, the payment in full of such designated senior debt or 179 days after the date on which the applicable payment blockage notice is received. No new payment blockage period may be commenced unless and until 360 days have elapsed since the date of commencement of the payment blockage period resulting from the immediately prior payment blockage notice. No nonpayment default in respect of designated senior debt that existed or was continuing on the date of delivery of any payment blockage notice to the trustee for the subordinated debt securities will be, or be made, the basis for a subsequent payment blockage notice unless such default shall have been cured or waived for a period of no less than 90 consecutive days.

Upon any payment or distribution of our assets or securities (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the subordinated indenture) in connection with any dissolution or winding up or total or partial liquidation or reorganization of us, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or other marshalling of assets for the benefit of creditors, all amounts due or to become due upon all senior debt shall first be paid in full, in cash or cash equivalents, before the holders of the subordinated debt securities or the trustee on their behalf shall be entitled to receive any payment by or on behalf of us on account of the subordinated debt securities, or any payment to acquire any of the subordinated debt securities for cash, property or securities, or any distribution with respect to the subordinated debt securities of any cash, property or securities. Before any payment may be made by, or on behalf of, us on any subordinated debt security (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the subordinated indenture) in connection with any such dissolution, winding up, liquidation or reorganization, any payment or distribution of our assets or securities, to which the holders of subordinated debt securities or the trustee on their behalf would be entitled, shall be made by us or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, or by the holders or the trustee if received by them or it, directly to the holders of senior debt or their representatives or to any trustee or trustees under any indenture pursuant to which any such senior debt may have been issued, as their respective interests appear, to the extent necessary to pay all such senior debt in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such senior debt.

As a result of these subordination provisions, in the event of the our liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of our creditors or a marshalling of our assets or liabilities, holders of subordinated debt securities may receive ratably less than other creditors.

Payment and Transfer

Principal, interest and any premium on fully registered debt securities will be paid at designated places. Payment will be made by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement. Debt securities payments in other forms will be paid at a place designated by us and specified in a prospectus supplement.

Fully registered debt securities may be transferred or exchanged at the office of the trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that we will deposit with a depositary identified in the applicable prospectus supplement. Unless and until it is exchanged in whole or in part for the individual debt securities that it represents, a global security may not be transferred except as a whole:

•	by the applicable depositary to a nominee of the depositary;

•	by any nominee to the depositary itself or another nominee; or

•	by the depositary or any nominee to a successor depositary or any nominee of the successor.

We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

When we issue a global security in registered form, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with the depositary (“participants”). Those accounts will be designated by the dealers, underwriters or agents with respect to the underlying debt securities or by us if those debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. For interests of participants, ownership of beneficial interests in the global security will be shown on records maintained by the applicable depositary or its nominee. For interests of persons other than participants, that ownership information will be shown on the records of participants. Transfer of that ownership will be effected only through those records. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair our ability to transfer beneficial interests in a global security.

As long as the depositary for a global security, or its nominee, is the registered owner of that global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security:

•	will not be entitled to have any of the underlying debt securities registered in their names;

•	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

•	will not be considered the owners or holders under the indenture relating to those debt securities.

Payments of the principal of, any premium on and any interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing such debt securities. Neither we, the trustee for the debt securities, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial interests in the global security.

We expect that the depositary or its nominee, upon receipt of any payment of principal, any premium or interest relating to a global security representing any series of debt securities, immediately will credit participants’ accounts with the payments. Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices. This is now the case with securities held for the accounts of customers registered in “street name.” Those payments will be the sole responsibility of those participants.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities of that series in exchange for the global security or securities representing that series. In addition, we may at any time in our sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, we will issue individual debt securities of that series in exchange for the global security or securities. Furthermore, if we specify, an owner of a beneficial interest in a global security may, on terms acceptable to us, the trustee and the applicable depositary, receive individual debt securities of that series in exchange for those beneficial interests. The foregoing is subject to any limitations described in the applicable prospectus supplement. In any such instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Those individual debt securities will be issued in any authorized denominations.

Governing Law

Each indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustee

U.S. Bank National Association will be the trustee under the indentures. A successor trustee may be appointed in accordance with the terms of the indentures.

The indentures and the provisions of the Trust Indenture Act incorporated by reference therein will contain certain limitations on the rights of the trustee, should it become a creditor of us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (within the meaning of the Trust Indenture Act), it must eliminate such conflicting interest or resign.

A single banking or financial institution may act as trustee with respect to both the subordinated indenture and the senior indenture. If this occurs, and should a default occur with respect to either the subordinated debt securities or the senior debt securities, such banking or financial institution would be required to resign as trustee under one of the indentures within 90 days of such default, pursuant to the Trust Indenture Act, unless such default were cured, duly waived or otherwise eliminated.

DESCRIPTION OF GUARANTEES

Rowan UK may issue unconditional guarantees on an unsecured, unsubordinated basis with respect to senior debt securities that we offer in any prospectus supplement and may issue unconditional guarantees on an unsecured, subordinated basis with respect to subordinated debt securities that we offer in any prospectus supplement. The guarantee of senior debt securities will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of Rowan UK. The guarantee of the subordinated debt securities will be subordinated in right of payment to all Rowan UK’s existing and future senior indebtedness (as defined in the related prospectus supplement), including any guarantee of senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to our senior indebtedness (as defined in the related prospectus supplement). Each guarantee will be issued under a supplement to an indenture. The prospectus supplement relating to a particular issue of guarantees will describe the terms of those guarantees, including the following:

•	the series of debt securities to which the guarantees apply;

•	whether the guarantees are senior or subordinate to other guarantees or debt;

•	the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities; and

•	any additional terms of the guarantees.

You should read the particular terms of the guarantee documents, which will be described in more detail in the applicable prospectus supplement. The obligations of Rowan UK under any such guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

DESCRIPTION OF WARRANTS

As used in this description, the words “we,” “us” and “our” refer to Rowan Delaware and not to any of its subsidiaries or affiliates. We may issue warrants to purchase common stock, preferred stock, debt securities or units. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will specify the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•

the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which the securities purchasable upon exercise of, such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF UNITS

As used in this description, the words “we,” “us” and “our” refer to Rowan Delaware and not to any of its subsidiaries or affiliates. As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock or warrants or any combination of such securities. The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•	the terms of the units and of any of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities through agents, underwriters or dealers, or directly to one or more purchasers without using underwriters or agents.

We may designate agents to solicit offers to purchase our securities. We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in the applicable prospectus supplement. Unless we indicate otherwise in our prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions (including block transactions), at negotiated prices, at a fixed public offering price or at varying prices determined at the time of sale. We will include the names of the managing underwriter(s), as well as any other underwriters, and the terms of the transaction, including the compensation the underwriters and dealers will receive, in our prospectus supplement. If we use an underwriter, we will execute an underwriting agreement with the underwriter(s) at the time that we reach an agreement for the sale of our securities. The obligations of the underwriters to purchase the securities will be subject to certain conditions contained in the underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The underwriters will use a prospectus supplement to sell our securities.

If we use a dealer, we, as principal, will sell our securities to the dealer. The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities. We will include the name of the dealer and the terms of our transactions with the dealer in the applicable prospectus supplement.

We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors. In this case, no underwriters or agents would be involved. We will describe the terms of our direct sales in the applicable prospectus supplement.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. In connection with the sale of the securities offered by this prospectus, underwriters may receive compensation from us or from the purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions, which will not exceed 7% of the proceeds from the sale of the securities. Any underwriters, dealers or agents will be identified and their compensation described in the applicable prospectus supplement. We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Unless otherwise specified in the applicable prospectus supplement, all securities offered under this prospectus will be a new issue of securities with no established trading market, other than the common stock, which is currently listed and traded on the New York Stock Exchange. We may elect to list any other class or series of securities on a national securities exchange or a foreign securities exchange but are not obligated to do so. Any common stock sold by this prospectus will be listed for trading on the New York Stock Exchange subject to official notice of issuance. We cannot give you any assurance as to the liquidity of the trading markets for any of the securities.

Any underwriter to whom securities are sold by us for public offering and sale may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve sales by the underwriters of the securities in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. These activities may cause the price of the securities to be higher than it would otherwise be. The underwriters will not be obligated to engage in any of the aforementioned transactions and may discontinue such transactions at any time without notice.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by Baker & McKenzie LLP, Houston, Texas and may also be passed upon by Baker & McKenzie LLP, London, England.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from Rowan Companies, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of Rowan Companies, Inc. and subsidiaries (the “Company”) internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which (1) express an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the Company’s completed sale of its wholly owned manufacturing subsidiary, LeTourneau Technologies, Inc., and land drilling services business on June 22, 2011 and September 1, 2011, respectively, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.